1933 Act File No. 333-XXXXXX

United States Securities and Exchange Commission
Washington, D.C. 20549
Form S-1
Registration Statement
Under
The Securities Act of 1933
Nationwide Life Insurance Company
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
One Nationwide Plaza, Columbus, Ohio 43215
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Denise L. Skingle
Senior Vice President and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone: (614) 249-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.☐
Large accelerated filer
☐
Accelerated filer
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Non-accelerated filer (Do not check if a smaller reporting company)
☒
Smaller reporting company
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Emerging growth company
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Nationwide may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Nationwide DefenderSM Annuity
Individual Single Purchase Payment Deferred Annuity Contract with Index-Linked Strategies
Issued by
NATIONWIDE LIFE INSURANCE COMPANY
Prospectus Dated ________________
This prospectus describes the Nationwide DefenderSM Annuity Contract (the "Contract"), including all material rights and obligations under the Contract. Please read this prospectus carefully and keep it for future reference. Special terms used throughout this prospectus are defined under "Defined Terms."
The Contract is issued by Nationwide Life Insurance Company. The Contract is intended to be a long-term investment vehicle to assist investors in saving for and living in retirement. Nationwide has designed the Contract to offer features, pricing, and investment options that encourage long-term ownership. The Contract offers as investment options a Fixed Strategy providing principal protection and a guaranteed fixed rate of interest, and Index Strategies each linking to the performance of a specific market index and including a level of protection against loss.
Currently, each Index Strategy is linked to one of the following indexes:
MSCI EAFE	Nasdaq-100 Index®	Russell 2000 Index®	S&P 400® Index	S&P 500® Index
An investment in an Index Strategy does not represent an investment in the linked index or any securities or other assets included in the linked index.
Index Strategies may gain or lose value based on the performance of the linked index. The Index Strategies’ gains and losses also depend on the application of important factors referred to as "Crediting Factors" that make up the Index Strategy. Index-linked annuity contracts are complicated investments. Prospective purchasers should consult with a financial professional to determine whether this contract is appropriate based upon their financial situation and objectives.
While the Contract provides some protection against loss, there is a risk of substantial loss of your principal investment. The risk of loss may be greater in the case of an early withdrawal due to any contingent deferred sales charge and market value adjustment that may apply to the withdrawal. A prospective purchaser should not buy the Contract if they are not willing to assume the risks associated with the Contract. See "Risk Factors" beginning on page 13.
Prospective purchasers may obtain an application to purchase the Contract through broker-dealers that have been appointed by Nationwide as insurance agents and that have selling agreements with Nationwide Investment Services Corporation ("NISC"), the principal underwriter for the Contracts. NISC will use its best efforts to sell the Contracts, but is not required to sell any number or dollar amount of Contracts. Nationwide may stop offering the Contracts at any time.
This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.
All guarantees under the Contract are subject to Nationwide’s creditworthiness and claims-paying ability.
The Contract is not a bank deposit, is not FDIC insured, and is not insured or endorsed by any bank or government agency. The Contract may not be available in every state.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
For information on how to contact Nationwide, see Contacting the Service Center.

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Table of Contents (continued)

Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.
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DEFINED TERMS
Provided below is a list of special terms used throughout this prospectus. Certain other special terms are defined in context where they first appear in this prospectus.
Annuitant - The person upon whose life any life-contingent annuity payments depend and the person whose death triggers payment of the Death Benefit. The Annuitant is also the person to whom annuity payments are made during
Annuitization.

Annuitization - The period during which annuity payments are received by the Annuitant.
Annuitization Date - The date on which annuity payments begin.
Annuity Commencement Date - The date on which annuity payments are scheduled to begin.
Beneficiary - A person designated by the Contract Owner who may receive certain benefits under the Contract, including the Death Benefit.
Buffer - the maximum percentage of loss that Nationwide will absorb when calculating the Term End ISE Percentage that may be applied for an Index Strategy on a Strategy Term End Date. Negative Index Performance beyond the
Buffer results in a negative Term End ISE Percentage which will reduce the Index Strategy’s Strategy Value.

Business Day - Each day the New York Stock Exchange is open for regular trading. A Business Day ends at the same time that regular trading on the New York Stock Exchange closes (typically 4:00 p.m. Eastern Time).

Cap Rate – for Index Strategies with Cap Rates, the maximum positive Term End ISE Percentage that may be applied on an Index Strategy Term End Date. An Index Strategy’s Cap Rate is declared prior to each Strategy Term and may be different each Strategy Term.

Cap+ Rate – for Index Strategies with Cap+ Rates, the declared percentage of Index Performance that determines when a Participation Rate begins applying in the calculation of the Term End ISE Percentage. An Index Strategy’s
Cap+ Rate is declared prior to each Strategy Term and may be different each Strategy Term.

Charitable Remainder Trust - A trust meeting the requirements of Section 664 of the Code.
Co-Annuitants – The persons designated by the Contract Owner to receive the benefit associated with the Spousal
Protection Feature. If there is a Co-Annuitant, references to Co-Annuitants will apply to both the Annuitant and Co-
Annuitant, and references to a Co-Annuitant will apply to either of them, unless the context requires otherwise.

Code - The Internal Revenue Code of 1986, as amended.
Contingent Annuitant - The person who becomes the Annuitant if the Annuitant dies before the Annuitization Date.
Contingent Beneficiary - The person or entity designated by the Contract Owner to receive any benefits accorded the Beneficiary if the Beneficiary is not living when the Annuitant dies.
Contingent Deferred Sales Charge (CDSC) - A charge that may be assessed if a partial withdrawal or full surrender is taken during the first six Contract Years.
Contract - The Nationwide Defender Annuity Contract, the individual single purchase payment deferred annuity contract with index-linked strategies described in this prospectus.
Contract Anniversary - Beginning with the Date of Issue, each recurring twelve month anniversary of the Date of Issue while the Contract remains in force.
Contract Owner - The person who owns all rights under the Contract prior to the Annuitization Date, along with any
Joint Owner. As the context requires, "you" refers to a potential or existing Contract Owner.

Contract Value - The sum of the Fixed Strategy Value and Index Strategy Values for each of the Index Strategies.
Contract Year - The twelve month period starting on the Date of Issue and each Contract Anniversary.
Crediting Factors – For the Fixed Strategy, the Fixed Strategy Rate and Strategy Term. For Index Strategies with Cap
Rates, the Index, Strategy Term, Buffer, Participation Rate, and Cap Rate. For Index Strategies with Cap+ Rates, the
Index, Strategy Term, Buffer, Participation Rate, and Cap+ Rate. See "Crediting Factors" for a description of each
Crediting Factor.

Daily Index Strategy Earnings Percentage (Daily ISE Percentage) – a percentage used to calculate Index Strategy
Earnings on any day during a Strategy Term other than the Strategy Term End Date. The Daily ISE Percentage does not apply to the Fixed Strategy.

Date of Issue - The date the Purchase Payment is applied to the Contract.
Death Benefit - The benefit payable upon the death of the Annuitant (or Co-Annuitant, if applicable) provided such death occurs before the Annuitization Date while the Contract is in force and there is no Contingent Annuitant.

Fixed Strategy - An investment option under the Contract offering guaranteed interest rates funded by the General Account of Nationwide.
Fixed Strategy Rate - The annualized interest rate credited daily to amounts allocated to the Fixed Strategy during a Strategy Term.
Fixed Strategy Value - The value of the Fixed Strategy calculated at the end of each Business Day. The Fixed
Strategy’s Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited.

Free Withdrawal - Any portion of the Free Withdrawal Amount that is withdrawn from the Contract during the CDSC and MVA Period.
Free Withdrawal Amount - While the CDSC and MVA are in effect, the amount that the Contract Owner can withdraw from the Contract each Contract Year without incurring a CDSC or an MVA. It is described in the "Waiver or
Reduction of the CDSC or MVA" section.

General Account - All assets of Nationwide other than those of the Separate Account or in other separate accounts of Nationwide.
Home Office - Nationwide's main office located in Columbus, Ohio.
Index - The third party market index associated with an Index Strategy.
Index Performance - The change in an Index Value, expressed as a percentage, between the first day of a Strategy
Term (or another date for a substitute Index) and a specific future day during that Strategy Term. The Index
Performance may be positive, negative, or equal to zero.

Index Value - On a Business Day, the closing value of the Index as provided to Nationwide by the Index provider. If for any reason, the closing value of an Index on a Business Day is not provided to Nationwide by the Index provider, the
Index Value on that Business Day will be the most recent closing value provided to Nationwide by the Index provider on a previous Business Day. On a day other than a Business Day, the Index Value for an Index will be the closing value of the Index for the previous Business Day.

Index Strategy - An investment option under the Contract that is linked to the performance of an index.
Index Strategy Basis – a value used to calculate the Index Strategy Value and the Index Strategy Earnings. On the
first day of a Strategy Term, the Index Strategy Basis equals the amount allocated to the Index Strategy. During a
Strategy Term the Index Strategy Basis is adjusted for withdrawals (including applicable CDSC and MVA), applicable premium taxes, fees, transfers out due to a Performance Lock, and the application of any applicable Term End ISE
Percentage.

Index Strategy Earnings – the amount applied to the Index Strategy Basis to determine an Index Strategy’s Index
Strategy Value. Index Strategy Earnings are represented as a dollar amount and can be positive, negative, or equal to zero. On the Strategy Term End Date, the Index Strategy Earnings are equal to the Term End ISE Percentage multiplied by the Index Strategy Basis. On any other day during a Strategy Term, Index Strategy Earnings are equal to the Daily ISE Percentage multiplied by the Index Strategy Basis.

Index Strategy Value – the value of an Index Strategy calculated at the end of each Business Day. The Index
Strategy Value is equal to the Index Strategy’s Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero).

Individual Retirement Account - An account that qualifies for favorable tax treatment under Section 408(a) of the Code but does not include Roth IRAs.
Individual Retirement Annuity (IRA) - An annuity which qualifies for favorable tax treatment under Section 408(b) of the Code but does not include Roth IRAs or Simple IRAs.

Investment-Only Contract - A Contract purchased by a qualified pension, profit-sharing, or stock bonus plan as defined by Section 401(a) of the Code.
Joint Owner - The person designated as a second person (in addition to the Contract Owner) to possess an undivided interest in the Contract. If there is a Joint Owner, references to Contract Owner and Joint Owner will apply to both of them, or either of them, unless the context requires otherwise.

Market Value Adjustment (MVA) – an adjustment that may be applied if a partial withdrawal or full surrender is taken during the first six Contract Years.
Nationwide - Nationwide Life Insurance Company. As the context requires, "we" and "our" refers to Nationwide.
Non-Qualified Contract - A Contract which does not qualify for favorable tax treatment as a Qualified Plan, IRA, Roth IRAs, SEP IRA, or Simple IRA.
Participation Rate - a percentage that represents the proportion of the Index Performance used in the calculation of the Term End ISE Percentage. An Index Strategy’s Participation Rate is declared prior to each Strategy Term and may be different each Strategy Term. Participation Rates only apply when the Index Performance is positive.

Performance Lock – a feature that allows the Contract Owner to transfer Index Strategy Value to the Fixed Strategy on a date other than a Strategy Term End Date. Nationwide assesses a Performance Lock Fee for Performance
Locks.

Purchase Payment - Money paid into the Contract by the Contract Owner.
Qualified Plan - A retirement plan that receives favorable tax treatment under Section 401 of the Code, including
Investment-Only Contracts. In this prospectus, all provisions applicable to Qualified Plans also apply to Investment-
Only Contracts unless specifically stated otherwise.

Quarterversary – Beginning with the Date of Issue, each recurring quarterly date during which the Contract remains in force.
Remaining Free Withdrawal Amount - the amount that the Contract Owner can withdraw from the Contract during the remainder of that Contract Year without incurring a CDSC or an MVA, based on the Free Withdrawals already taken that Contract Year.

Roth IRA - An annuity contract which qualifies for favorable tax treatment under Section 408A of the Code.
Separate Account – the Index-Linked Annuity Separate Account.
Service Center - The department of Nationwide responsible for receiving all service and transaction requests relating to the Contract. For service and transaction requests submitted other than by telephone (including fax requests), the
Service Center is Nationwide’s mail and document processing facility. For service and transaction requests communicated by telephone, the Service Center is Nationwide’s operations processing facility. Information on how to contact the Service Center may be found under Contacting the Service Center.

Simple IRA - An annuity contract which qualifies for favorable tax treatment under Section 408(p) of the Code.
Simplified Employee Pension IRA (SEP IRA) - An annuity contract which qualifies for favorable tax treatment under Section 408(k) of the Code.
Strategies - Investment options under the Contract. Unless otherwise specified, the term Strategies refers to the Fixed Strategy and Index Strategies collectively.
Strategy Term – For the Fixed Strategy, the initial Strategy Term begins on the Date of Issue and ends on the first
Contract Anniversary, and each subsequent Strategy Term begins on each Contract Anniversary and ends on the following Contract Anniversary. For an Index Strategy, the Strategy Term is the total maturity time of the Index
Strategy, expressed in years.

Strategy Term End Date – The last day of a Strategy Term. A Strategy Term End Date is the same calendar day as the Date of Issue.
Surrender Value - The amount available upon full surrender of the Contract. It is equal to the Contract Value less any applicable CDSC and premium taxes, plus any applicable MVA.

Term End Index Strategy Earnings Percentage (Term End ISE Percentage) – a percentage used to calculate Index
Strategy Earnings on the Strategy Term End Date. How the Term End ISE Percentage is calculated depends on whether the Index Strategy is an Index Strategy with Cap Rate or an Index Strategy with Cap+ Rate. See, "Term End
Index Strategy Earnings Percentage" for a description of how the Term End ISE Percentage is calculated for each type of Index Strategy.

SUMMARY
This summary provides a brief overview of the Contract. You should carefully read the entire prospectus before you decide whether to purchase the Contract. This prospectus describes all Strategies, features, and benefits that Nationwide makes available under the Contract. The Contract may not be currently available in all states, may vary in your state, or may not be available from all selling firms or from all financial professionals. In addition, a selling firm may elect to make available only certain Strategies, features, or benefits to its clients. A selling firm’s marketing materials may describe only those Strategies, features, and benefits available through the firm. A selling firm may limit the Strategies available through the firm when the Contract is purchased. For additional information on all Strategies that are available under the Contract, please contact your financial professional or the Service Center.
Who is Nationwide?
Nationwide is the issuer of the Contract. Nationwide is a stock life insurance company organized under Ohio law, with its home office located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities, and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
What is the purpose of the Contract?
The Contract is intended to be a long-term investment vehicle to assist investors in saving for and living in retirement. It provides the Contract Owner with a stream of periodic income payments upon retirement. During the years leading up to those income payments, the Contract Owner manages his/her assets in the Contract according to their specific goals and risk preferences by directing the allocation and reallocation among a variety of investment options. Contract growth is tax-deferred, meaning that gains in the Contract are not taxable until withdrawn from the Contract. Finally, in the event that the Annuitant dies before beginning income payments, the Contract offers a Death Benefit.
Nationwide assesses an annual Product Fee of […]%, charged quarterly on the Contract Value allocated to Index Strategies. The Product Fee is not assessed on Contract Value allocated to the Fixed Strategy.
Prior to the Annuitization Date, the Contact offers a Fixed Strategy and Index Strategies as investment options. The Fixed Strategy provides principal protection and credits interest daily at a specified rate called the Fixed Strategy Rate that is guaranteed for each 1-year Strategy Term for which it is declared. Each Index Strategy offered is linked to an Index, has a Strategy Term of 1, 3, or 6 years, and a Buffer of 10% or 20%. Each Index Strategy also has a Participation Rate and either a Cap Rate or a Cap+ Rate that is declared prior to each Strategy Term. The Participation Rate, Cap Rate, and Cap+ Rate may be different each Strategy Term.
On each Business Day for each Index Strategy, the Contract calculates Index Strategy Earnings which are then added to the Index Strategy Basis to determine the Index Strategy Value. Index Strategy Earnings may be positive, negative, or equal to zero. On the Strategy Term End Date for an Index Strategy, Index Strategy Earnings are calculated using the Term End ISE Percentage. On any other day during the Strategy Term, Index Strategy Earnings are calculated using the Daily ISE Percentage.
The Contract Owner may take partial withdrawals or fully surrender the Contract at any time prior to the Annuitization Date. Partial withdrawals or a full surrender taken in the first six years of the Contract may be subject to a Contingent Deferred Sales Charge and may also be subject to a negative Market Value Adjustment, both of which will reduce the amount of the withdrawal that the Contract Owner receives. All or a portion of any withdrawal may be subject to federal income taxes, and Contract Owners taking withdrawals before age 59½ may be subject to a 10% penalty tax.
The Contract provides a Death Benefit that may be triggered prior to the Annuitization Date upon the death of the Annuitant (or Co-Annuitant, if applicable). The standard Death Benefit is equal to the Contract Value, or, for an additional fee, the Contract Owner can elect the Return of Premium Death Benefit Option. In general, the Return of Premium Death Benefit Option provides a Death Benefit equal to the greater of 1) the Contract Value; or 2) the Purchase Payment made to the Contract reduced by any partial withdrawals in the proportion that such partial withdrawal reduced the Contract Value on the date of the partial withdrawal.
Upon the Annuitization Date, Nationwide pays guaranteed income in the form of annuity payments. The duration and dollar amount of the annuity payments will depend on the dollar amount annuitized and the annuity payment option selected.
All payments under the Contract are subject to Nationwide’s financial strength and claims-paying ability, as well as the terms and conditions described in this prospectus.

While the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose a substantial amount of your principal investment. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See "Risk Factors."
How can the Contract be categorized under the Code?
The Contract can be categorized under the Code as a:
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Charitable Remainder Trust
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Individual Retirement Annuity (IRA)
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Investment-Only Contract (Qualified Plans)
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Non-Qualified Contract
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Roth IRA
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Simplified Employee Pension IRA ("SEP IRA")
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Simple IRA
If the Contract is purchased as an Individual Retirement Account or Roth IRA, the Contract will not provide any additional tax deferral benefits.
See "Contract Types and Federal Tax Considerations" for additional detail.
How does a prospective purchaser purchase the Contract?
The Contract may be purchased by completing an application and submitting a Purchase Payment of at least $25,000 to the Service Center. Only one Purchase Payment is allowed under the Contract. Nationwide may agree to accept multiple payments as part of a single Purchase Payment.
What fees are assessed when buying or owning the Contract?
Product Fee
Nationwide assesses an annual Product Fee of [...]%, charged quarterly on the Contract Value allocated to Index Strategies. On each Quarterversary, the Product Fee is calculated as follows:
Total of all Index Strategy Values on a Quarterversary	X	[….]%
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The Product Fee is deducted proportionally from the Index Strategies based on the Contract Value in the Index Strategies at the time the Product Fee is assessed. The Product Fee is not assessed on the Fixed Strategy Value.
Return of Premium Death Benefit Option
If the Return of Premium Death Benefit Option is elected, Nationwide assesses an annual fee of [...]%, charged quarterly on the Contract Value allocated to Index Strategies. On each Quarterversary, the fee for the Return of Premium Death Benefit Option is calculated as follows:
Total of all Index Strategy Values on a Quarterversary	X	[….]%
4
The fee is deducted proportionally from the Index Strategies based on the Contract Value in the Index Strategies at the time the fee is assessed. The fee for the Return of Premium Death Benefit Option is not assessed on the Fixed Strategy Value.
See "Calculation of the Death Benefit" for additional detail.
Performance Lock Fee

Nationwide assesses a Performance Lock Fee when the Contact Owner requests a Performance Lock. The Performance Lock Fee is assessed on the Index Strategy Value that is subject to the Performance Lock request and is [...]% for every year remaining in the Strategy Term as of the date of the Performance Lock request, with partial years rounded up to the next full year. It is calculated as follows:
Locked-in Index Strategy Value	X	[...]%	X	Number of years remaining in the Strategy Term (partial years are rounded up to the next full year)
This means that if a Contract Owner requested a Performance Lock in the first year of a six-year Strategy Term, the Performance Lock Fee would be […]% of the Index Strategy Value subject to the Performance Lock request (Locked-in Index Strategy Value X [...]% X 6 years).
See "Performance Lock" for additional detail.
What fees or adjustments are assessed if a Contract Owner takes a partial withdrawal or a full surrender of the Contract?
Partial withdrawals or a full surrender during the first six Contract years that are in excess of the Free Withdrawal Amount are subject to a Contingent Deferred Sales Charge (CDSC) and a Market Value Adjustment (MVA).
Contingent Deferred Sales Charges (CDSC)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to a CDSC. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to CDSCs.
When a CDSC is imposed, the charge will equal the applicable "CDSC Percentage" multiplied by the dollar amount of the withdrawal. The CDSC Percentage will depend on the number of Contract Years you have completed when you take a withdrawal. The CDSC Percentage schedule is set forth below.
Number of Completed Contract Years	CDSC Percentage
0	8%
1	8%
2	7%
3	6%
4	5%
5	4%
6+	0%
Market Value Adjustments (MVA)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to an MVA. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to an MVA. MVAs may be positive or negative. MVAs are in addition to any applicable CDSC.
When an MVA is imposed, the MVA will equal the calculated "MVA Factor" multiplied by the dollar amount of the withdrawal less the Remaining Free Withdrawal Amount. See "Market Value Adjustment (MVA)" for an explanation of how the MVA Factor is calculated, as well as "Appendix C: MVA Examples" for example MVA calculations.
Example Impact of CDSC and Negative MVA
If applicable, a CDSC and negative MVA will reduce a withdrawal (perhaps significantly). For example, assume a Contract Owner takes a $1,000 withdrawal. Further, assume an 8% CDSC and a 3% negative MVA. As a result of the CDSC and MVA, $110 would be deducted from the $1,000 withdrawal (i.e., (8% x $1,000) + (3% x $1,000) = $110).
When do CDSCs and MVAs not apply to partial withdrawals or a full surrender?

After the sixth Contract Year, no withdrawals, including a full surrender, are subject to a CDSC or MVA. In addition, during the first six Contract Years, Nationwide will waive CDSC and MVA for withdrawals up to each Contract Year’s Free Withdrawal Amount. At the beginning of each Contract Year the Free Withdrawal Amount is calculated as the greater of (1) 10% of the Contract Value on the first day of that Contract Year (immediately prior to any partial withdrawal or full surrender on that date); or (2) the amount required to meet minimum distribution requirements for this Contract under the Code.
In addition, no CDSC or MVA is assessed:
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upon the payment of the Death Benefit or on any partial withdrawal or full surrender taken after the Death Benefit is paid;
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upon Annuitization of the Contract if it has been in force for at least two years;
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if the withdrawal qualifies as a Long-Term Care or Terminal Illness or Injury Event as described in the "Increase in Remaining Free Withdrawal Amount after a Long-Term Care and Terminal Illness or Injury (CDSC And MVA Waiver)" section; and
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if, under certain contract exchanges, Nationwide decides not to charge a CDSC or MVA if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies.
What are the investment options under the Contract?
Prior to the Annuitization Date, the Contract Owner may allocate money to the Fixed Strategy and/or to one or more of the available Index Strategies.
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Fixed Strategy - the Fixed Strategy credits interest daily at a Fixed Strategy Rate. The Fixed Strategy Rate is declared by Nationwide prior to each Strategy Term and is guaranteed for that Strategy Term only. The Fixed Strategy Rate may be different for each Strategy Term but is guaranteed to be at least 0.25%.
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Index Strategies with Cap Rates – each Index Strategy with Cap Rate is linked to the performance of an Index and provides downside protection for negative Index Performance through a Buffer while limiting positive Index Performance to a Cap Rate. An Index Strategy with Cap Rate may be offered as "uncapped" for a Strategy Term, meaning there is no Cap Rate declared for that Strategy Term (even if Nationwide does not declare a Cap Rate for a particular Strategy Term it does not mean that Nationwide will not declare a Cap Rate for future Strategy Terms). When Nationwide offers an Index Strategy with Cap Rate as uncapped it will also declare a Participation Rate that will be applied to any positive Index Performance. A Participation Rate when declared for an Index Strategy with Cap Rate will always be at least 100%.
Each Index Strategy with Cap Rate has a Strategy Term of 1, 3, or 6 years, and a Buffer of 10% or 20%. An Index Strategy with Cap Rate’s Index, Strategy Term, and Buffer will not change for as long as Nationwide offers the Index Strategy. Nationwide declares a Participation Rate and Cap Rate prior to each Strategy Term. The Participation Rate and Cap Rate may be different each Strategy Term.
The Buffer, Cap Rate and Participation Rate do not apply to the same extent when calculating earnings during a Strategy Term that they do when calculating earnings on the Strategy Term End Date. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
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Index Strategies with Cap+ Rates – each Index Strategy with Cap+ Rate is linked to the performance of an Index and provides downside protection for negative Index Performance through a Buffer. When Index Performance is positive, an Index Strategy with Cap+ Rate applies the Index Performance up to the Cap+ Rate and then adds to that any Index Performance in excess of the Cap+ Rate multiplied by the Participation Rate.
Each Index Strategy with Cap+ Rate has a Strategy Term of 1, 3, or 6 years, and a Buffer of 10% or 20%. An Index Strategy with Cap+ Rate’s Index, Strategy Term, and Buffer will not change for as long as Nationwide offers the Index Strategy. Nationwide declares a Participation Rate and Cap+ Rate prior to each Strategy Term. The Participation Rate and Cap+ Rate may be different each Strategy Term.
The Buffer, Cap+ Rate and Participation Rate do not apply to the same extent when calculating earnings during a Strategy Term that they do when calculating earnings on the Strategy Term End Date. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
The currently offered Index Strategies are:
1 Year Strategy Term Options

Cap Rate
Russell 2000 Index® 1 Year with Cap Rate & 10% Buffer
Nasdaq-100 Index® 1 Year with Cap Rate & 10% Buffer
MSCI EAFE Index 1 Year with Cap Rate & 10% Buffer
S&P 400® Index 1 Year with Cap Rate & 10% Buffer
S&P 500® Index 1 Year with Cap Rate & 10% Buffer
S&P 500® Index 1 Year with Cap Rate & 20% Buffer

Cap+ Rate
Russell 2000 Index® 1 Year with Cap+ Rate & 10% Buffer
S&P 500® Index 1 Year with Cap+ Rate & 10% Buffer
S&P 500® Index 1 Year with Cap+ Rate & 20% Buffer

3 Year Strategy Term Options
Cap Rate
Russell 2000 Index® 3 Year with Cap Rate & 10% Buffer
S&P 500® Index 3 Year with Cap Rate & 10% Buffer
S&P 500® Index 3 Year with Cap Rate & 20% Buffer

6 Year Strategy Term Options
Cap Rate
Russell 2000 Index® 6 Year with Cap Rate & 10% Buffer
S&P 500® Index 6 Year with Cap Rate & 10% Buffer
S&P 500® Index 6 Year with Cap Rate & 20% Buffer
Nationwide reserves the right to add or remove any Index Strategies at any time, but any such changes will not affect Strategy Terms already in effect and will become effective on the first day of a new Strategy Term. The Index Strategies available for election may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
What are the Crediting Factors for the Index Strategies?
Below is a brief description of the Crediting Factors for the Index Strategies offered under the Contract. There is no guarantee that Nationwide will offer all combinations of Crediting Factors at all times.
Indexes – the third-party market index linked to an Index Strategy. The currently offered Indexes are:
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MSCI EAFE
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Nasdaq-100 Index®
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Russell 2000 Index®
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S&P 400® Index
•
S&P 500® Index
Strategy Terms – the total maturity time of the Strategy, expressed in years. The currently offered Strategy Terms for the Index Strategies are 1, 3, and 6 years.
Buffer – the maximum percentage of loss that Nationwide will absorb when calculating the Term End ISE Percentage. Negative Index Performance beyond the Buffer results in a negative Term ISE Percentage which will reduce the Index Strategy Value. The currently offered Buffers are 10% and 20%.

For example, if an Index Strategy has a Buffer of 10% and the Index Performance on the Strategy Term End Date is -5%, the Term End ISE Percentage would be 0% because the Buffer absorbs the negative Index Performance up to 10%. If an Index Strategy has a Buffer of 10% and the Index Performance on the Strategy Term End Date is -15%, the Term End ISE Percentage would be -5% because the Buffer absorbs 10% of the negative Index Performance.
The Buffer does not provide the same level of protection when calculating the Daily ISE Percentage. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
Participation Rate – a percentage that represents the proportion of the Index Performance used in the calculation of Term End ISE Percentage. Nationwide declares an Index Strategy’s Participation Rate prior to each Strategy Term. The Participation Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Participation Rate may change for future Strategy Terms. The Participation Rate only applies when the Index Performance is positive. For Index Strategies with Cap Rates, the Participation Rate will always be at least 100%. For Index Strategies with Cap+ Rates, the Participation Rate may be greater than, less than, or equal to 100%.
Cap Rate – the maximum positive Term End ISE Percentage that may be applied for an Index Strategy with Cap Rate.
For example, if an Index Strategy has a Cap Rate of 10% and the Index Performance on the Strategy Term End Date is 15%, the Term End ISE Percentage would be 10% because the Cap Rate limits the Index Performance to 10%.
Nationwide declares an Index Strategy’s Cap Rate prior to each Strategy Term. The Cap Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Cap Rate may change for future Strategy Terms.
Nationwide may offer Index Strategies with Cap Rates as "uncapped" for a Strategy Term, meaning there is no declared Cap Rate for that Strategy Term. When Nationwide offers an Index Strategy as uncapped it does not mean that the Index Strategy will remain uncapped for future Strategy Terms as Nationwide may declare a Cap Rate for future Strategy Terms.
Cap+ Rate – the percentage of Index Performance that determines when the Participation Rate begins applying in the calculation of the Term End ISE Percentage for an Index Strategy with Cap+ Rate. The Cap+ Rate does not cap or limit Index Performance, instead, it sets the level of Index Performance needed before the Participation Rate will have any effect. For Index Strategies with Cap+ Rates, the Participation Rate has no impact if the Index Performance does not exceed the Cap+ Rate.
For example, if an Index Strategy has a Cap+ Rate of 10% and a Participation Rate of 120%, and the Index Performance on the Strategy Term End Date is 15%, the Term End ISE Percentage would be 16% because the Participation Rate is multiplied by the Index Performance in excess of the Cap+ Rate and then added to the Index Performance below the Cap+ Rate (120% x 5% + 10%).
Nationwide declares an Index Strategy’s Cap+ Rate prior to each Strategy Term. The Cap+ Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Cap+ Rate may change for future Strategy Terms.
What is the maximum number of Strategies in which the Contract Owner can invest?
The Contract Owner may invest in no more than ten Index Strategies at any given time (the Fixed Strategy does not count towards the maximum number of Index Strategies). If the Contract Owner is simultaneously invested in the same Index Strategy for Strategy Terms that began on different dates, those investments will be considered separate Index Strategies. There is no minimum dollar amount that can be allocated to a Strategy. Allocations to Strategies must be in whole percentages.
The Strategies are not available for investment after the Annuitization Date.
What are the different values under the Contract?
Nationwide calculates the Contract Value at the end of each Business Day. The Contract Value is equal to the sum of the Fixed Strategy Value and Index Strategy Value for each of the Index Strategies.
The Fixed Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited.
An Index Strategy’s Index Strategy Value is equal to its Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero).
Index Strategy Earnings are calculated differently on a Strategy Term End Date than they are on any other day during the Strategy Term. See "How are Strategy Earnings calculated for an Index Strategy at the end of a Strategy Term?" and "How are Strategy Earnings calculated for an Index Strategy during a Strategy Term?".

The Index Strategy Basis is used to calculate both the Index Strategy Earnings and Index Strategy Value for an Index Strategy. On the first day of a Strategy Term, the Index Strategy Basis equals the amount allocated to the Index Strategy. On any day during a Strategy Term other than the Strategy Term End Date, the Index Strategy Basis is equal to the Index Strategy Basis on the first day of the Strategy Term minus any partial withdrawals (including adjustments for any applicable CDSC and MVA), fees, and premium taxes that occurred during the Strategy Term. The Index Strategy Basis is not a cash value under the Contract and cannot be surrendered.
How are earnings calculated for an Index Strategy at the end of a Strategy Term?
On the Strategy Term End Date, Nationwide uses the Term End ISE Percentage to calculate Index Strategy Earnings. A Term End ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. A Term End ISE Percentage can be positive, negative, or equal to zero. The Term End ISE Percentage is multiplied by the Index Strategy Basis to determine the Index Strategy Earnings for that Index Strategy. The Index Strategy Earnings are then added to the Index Strategy Basis to determine the Index Strategy Value on the Strategy Term End Date.
How a Term End ISE Percentage is calculated depends on whether the Index Strategy is an Index Strategy with Cap Rate or an Index Strategy with Cap+ Rate.
See "Term End Index Strategy Earnings Percentage (Term End ISE Percentage)" for more information and examples of the calculations.
How are earnings calculated for an Index Strategy during a Strategy Term?
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings. A Daily ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. A Daily ISE Percentage can be positive, negative, or equal to zero. The Daily ISE Percentage is multiplied by the Index Strategy Basis to determine the Index Strategy Earnings for that Index Strategy. The Index Strategy Earnings are then added to the Index Strategy Basis to determine the Index Strategy Value for that day.
The Daily ISE Percentage uses a proxy fair market value methodology to value hypothetical investments in derivatives that provide an estimated present value of what the Term End ISE Percentage will be on the Strategy Term End Date.
The estimated present value takes into account the impact of the applicable Buffer, Cap Rate, Cap+ Rate, and Participation Rate, but they do not apply to the same extent that they do when used in the calculation of the Term End ISE Percentage. Most notably, this means that the Buffer does not provide the same level of protection when calculating the Daily ISE Percentage that it does when calculating the Term End ISE Percentage. Prior to the Strategy Term End Date, the Index Strategy Value may reflect losses that are within or that exceed the Buffer and those losses may be realized if a Death Benefit is calculated or if the Contract Owner takes a withdrawal, exercises a Performance Lock or the Right to Examine and Cancel provision, or begins Annuitization.
The Daily ISE Percentage is not directly related to the Index Performance (although Index Performance impacts the Daily ISE Percentage calculation). The Daily ISE Percentage may be negative even when the Index Performance is positive due to market factors that impact the inputs that Nationwide uses to value the hypothetical investment in the derivatives. In addition, the Daily ISE Percentage may be less than the Index Performance when the Index Performance is positive, particularly earlier in a Strategy Term.
See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)" and "Appendix D: Daily Index Strategy Earnings Percentage."
How can I access my Contract Value?
Prior to the Annuitization Date or death of the Annuitant, the Contract Owner may access the Contract Value by taking a partial withdrawal or full surrender of the Contract. Withdrawals taken during the first six Contract Years may be assessed a CDSC and MVA. Unless otherwise specified by the Contract Owner, partial withdrawals will be taken proportionally from the Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the request.
Partial withdrawals reduce an Index Strategy’s Index Strategy Basis in the same proportion that the partial withdrawal reduced the Index Strategy’s Index Strategy Value on the date of the withdrawal.
What options does a Contract Owner have at the end of a Strategy Term?
A Strategy Term begins on the first day of the Strategy Term and ends on its Strategy Term End Date. Prior to the close of business on the Strategy Term End Date, the Contract Owner may:

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Reinvest some or all of the Contract Value in the same Strategy for another Strategy Term (with the Crediting Factors that we declare for the upcoming Strategy Term), assuming that the Strategy is available for investment.
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Transfer free of charge some or all of the Contract Value to another Strategy that is available for investment.
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Take a partial withdrawal or fully surrender the Contract, which may be assessed a CDSC or MVA, depending on the Remaining Free Withdrawal Amount and whether the withdrawal is taken within the first six Contract Years.
If Nationwide does not receive a transfer request prior to the close of business on a Strategy Term End Date, the Contract Value will be reinvested in the same Strategy or Strategies, but with the Crediting Factors that Nationwide declares for the upcoming Strategy Term. If the same Strategy is no longer available for investment, the Contract Value allocated to the Strategy will be transferred to the Fixed Strategy for the upcoming Strategy Term.
What death benefit does the Contract provide?
Prior to the Annuitization Date, the Death Benefit is triggered on the death of the Annuitant (or Co-Annuitant, if applicable), provided that (i) the death occurs prior to the Annuitization Date; (ii) the Contract is in force at the time of the death; and (iii) there is no Contingent Annuitant.
As described in "Calculation of the Death Benefit", except as otherwise provided, the standard Death Benefit will equal the Contract Value. The standard Death Benefit includes the Spousal Protection Feature for no additional charge.
For an additional annual fee of [...]%, charged quarterly on Contract Value allocated to Index Strategies, the applicant can elect the Return of Premium Death Benefit Option. The Return of Premium Death Benefit Option, which includes the Spousal Protection Feature, is equal to the greater of the following on the date the Death Benefit is payable:
1.
Contract Value; or
2.
the Purchase Payment made to the Contract reduced by any partial withdrawals in the proportion that such partial withdrawal reduced the Contract Value on the date of the partial withdrawal.
See "Calculation of the Death Benefit."
What annuity payment options are available on the Annuitization Date?
Subject to certain restrictions described in this prospectus, you may select from the following three annuity payment options under the Contract:
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Single life annuity;
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Joint and Survivor Annuity; or
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Single life annuity with 10 or 20-year term certain.
Other annuity payment options may be available. If no annuity payment option is selected prior to the latest possible Annuitization Date, a single life annuity with a 20-year term annuity payment option will be assumed as the automatic form of payment upon Annuitization. Once an annuity payment option is selected, whether by the Annuitant or automatically by Nationwide, it may not be changed. All annuity payments are paid on a fixed basis.
How do you contact Nationwide?
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
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by telephone at 1-800-848-6331 (TDD 1-800-238-3035)
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by mail to P.O. Box 182021, Columbus, Ohio 43218-2021
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by fax at 1-888-634-4472
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by Internet at www.nationwide.com.

RISK FACTORS
RISK OF LOSS
When calculating Index Strategy Earnings on the Strategy Term End Date, the Buffer is the amount of negative Index Performance that Nationwide absorbs. The Contract Owner absorbs any negative Index Performance in excess of the Buffer. There is a risk of substantial loss of your principal and previously earned Index Strategy Earnings because all losses that exceed the Buffer are absorbed by the Contract Owner.
During a Strategy Term the Buffer does not provide the same level of protection that is does on the Strategy Term End Date. This means that during the Strategy Term there is a risk of loss within or in excess of the Buffer which could result in a substantial loss of your principal and previously earned Index Strategy Earnings.
LIQUIDITY RISK
The Contract is designed to be a long-term investment, not a short-term investment. Partial withdrawals or a full surrender may be taken at any time prior to the Annuitization Date or death of the Annuitant, but there may be negative consequences for doing so if the withdrawal amount exceeds the Remaining Free Withdrawal Amount. Withdrawals in excess of the Remaining Free Withdrawal Amount may be subject to a CDSC and a negative MVA, which will negatively impact the amount of your withdrawal.
In addition, any partial withdrawal or full surrender may also be subject to a 10% additional federal tax if taken before age 59½. This Contract may not be appropriate if you plan on taking partial withdrawals or a full surrender prior to age 59½.
Nationwide may defer payment for a partial withdrawal or full surrender under this Contract for up to six months if the insurance regulatory authority of the state in which the Contract is issued approves such deferral. There are other circumstances under which Nationwide may delay the payment of partial withdrawals or full surrenders, as described in this prospectus. See "Withdrawals."
It is not possible to take withdrawals or surrender the Contract on or after the Annuitization Date.
INVESTMENT RISK
The following describe various investment risks associated with the Contract:
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Allocations to an Index Strategy are not directly participating in the performance of any stocks or other assets. Instead, the performance of the Index Strategy depends (in part) on the performance of its Index. The performance of an Index is based on changes in the values of the securities or other assets that comprise or define the Index. The securities comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses. Your investment losses may be significant.
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The historical performance of an Index or an Index Strategy does not guarantee future results. It is impossible to predict whether an Index or an Index Strategy will perform positively or negatively over the course of a Strategy Term.
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While it is not possible to invest directly in an Index under the Contract or otherwise, allocations to an Index Strategy are indirectly exposed to the investment risks associated with its Index. An Index Strategy that has an Index with higher investment risks indirectly exposes you to those higher investment risks.
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Because the Indexes under the Contract are all comprised or defined (at least in part) by a collection of equity securities, each Index is exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security or asset to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.
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Index Performance is calculated by comparing the value of the Index between two specific points in time which means Index Performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time.

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Certain Indexes available under this Contract do not include income from any dividends paid by component companies. The exclusion of dividends from an Index will lower the Index Performance, particularly over the course of time. Additionally, certain Indexes are comprised of foreign issuers and include exchange rate methodologies that may lower an Index Strategy’s returns.
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In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, which has resulted in market volatility and general economic uncertainty. Significant market volatility and negative investment returns in the market resulting from the COVID-19 pandemic could have a negative impact on the performance of the Indexes to which the Index Strategies are linked.
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Nationwide relies on the third-parties who sponsor and administer the Indexes to provide Nationwide with Index Values which are used to calculate the performance of the Index Strategies. In general, Index Values are to be provided to Nationwide each Business Day. However, there may be short or extended periods of time when Nationwide is not provided Index Values for an Index. This may occur for a variety of reasons that are not within Nationwide’s control, including severe market disruptions. If Nationwide is not provided with an Index Value, it will use the most recent Index Value provided to Nationwide when calculating the performance of the Index Strategies linked to the applicable Index. If Nationwide is provided an Index Value for a prior Business Day for which Nationwide was not originally provided an Index Value, Nationwide will take reasonable steps to recalculate impacted Contract Values and Contract transactions.
RISKS ASSOCIATED WITH THE INDEXES
MSCI EAFE Index
The MSCI EAFE Index is designed to represent the performance of common stocks of large- and mid-capitalization companies across 21 developed markets, including countries in Europe, Australasia, and the Far East, excluding the U.S. and Canada. Securities of non-U.S. issuers are subject to the risks associated with investing in those non-U.S. markets, such as heightened risks of inflation or nationalization. Non-U.S. securities may decline in value due to political, economic, and geographic events affecting issuers of non-U.S. securities or non-U.S. markets. In addition, non-U.S. securities markets may trade a small number of securities and may be unable to respond effectively to changes in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
Nasdaq-100 Index®
The Nasdaq-100 Index® is a large-cap growth index, which includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq Stock Market based on market capitalization. To the extent that the Nasdaq-100 Index® is comprised of securities issued by companies in a particular sector, the company’s securities may not perform as well as companies in other sectors or the market as a whole. Also, any component securities of non-U.S. issuers are subject to the risks associated with investing in those non-U.S. markets, such as heightened risks of inflation or nationalization. Non-U.S. securities may decline in value due to political, economic, and geographic events affecting issuers of non-U.S. securities or non-U.S. markets. In addition, non-U.S. securities markets may trade a small number of securities and may be unable to respond effectively to changes in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
Russell 2000 Index®
The Russell 2000® Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000 Index is a subset of the Russell 3000® Index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. Compared to large- and mid-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of small-capitalization companies may be more volatile and less liquid than those of large- and mid-capitalization companies.
S&P 400® Index
The S&P 400® Index provides investors with a benchmark for mid-sized companies. The index is designed to measure the performance of 400 mid-sized companies, reflecting the distinctive risk and return characteristics of this market segment. Compared to large-capitalization companies, mid-capitalization companies may be less stable and more susceptible to adverse developments. In addition, the securities of mid-capitalization companies may be more volatile and less liquid than those of large-capitalization companies.
S&P 500® Index

The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller-capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.
DAILY INDEX STRATEGY EARNINGS PERCENTAGE (DAILY ISE PERCENTAGE) RISK
To calculate the Daily ISE Percentage, Nationwide uses a proxy fair market value methodology to value hypothetical investments in derivatives that provide an estimated present value of what the Term End ISE Percentage will be on the Strategy Term End Date. The Daily ISE Percentage is not directly related to the Index Performance (although Index Performance impacts the Daily ISE Percentage calculation) and the Daily ISE Percentage may be negative even when the Index Performance is positive due to market factors that impact the inputs used to value the hypothetical investment in the derivatives.
The valuation of the hypothetical investments is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these hypothetical investments is determined solely by Nationwide and may vary from other estimated valuations or the actual selling price of identical investments.
LIMITATION ON GROWTH POTENTIAL RISK (CAP RATE AND PARTICIPATION RATE RISK)
An Index Strategy with a Cap Rate’s Strategy Earnings are limited by any applicable Cap Rate, which means that Strategy Earnings could be lower than if the Contract Owner had invested directly in a fund based on the applicable Index.
In addition, for Index Strategies with Cap+ Rates, if the Participation Rate is less than 100%, the Participation Rate will dampen the upside potential of your investment which means Strategy Earnings could be lower than if the Contract Owner had invested directly in a fund based on the applicable Index.
REINVESTMENT RISK
Except in the limited circumstances under which Nationwide may substitute an Index, the Index, Strategy Term and Buffer will not change for as long as Nationwide offers an Index Strategy. However, an Index Strategy’s Cap Rates, Cap+ Rates, and Participation Rates may change from Strategy Term to Strategy Term. Additionally, the Fixed Strategy’s Fixed Strategy Rate may change from Strategy Term to Strategy Term.
Other than the guaranteed minimum Cap Rate, Cap+ Rate, Participation Rate, and Fixed Strategy Rate, there is no guarantee that the Fixed Strategy’s current Fixed Strategy Rate or an Index Strategy’s current Cap Rate, Cap+ Rate, or Participation Rate will remain the same. A Contract Owner does not have the right to reject any Cap Rate, Cap+ Rate, Participation Rate, or Fixed Strategy Rate that Nationwide declares for a future Strategy Term. If a Contract Owner does not wish to invest in any of the Strategies at some point in the future, the only option will be to fully surrender the Contract or annuitize the Contract (subject to limitations). A full surrender may be subject to a CDSC and an MVA and may also have negative tax consequences.
The ability to transfer Contract Value among the Strategies is restricted. Except when exercising a Performance Lock, Contract Value allocated to a Strategy cannot be transferred until the end of the Strategy Term, even if Nationwide substitutes an Index during the Strategy Term, and Contract Value cannot be transferred into a Strategy while its Strategy Term is ongoing. This restricts the ability to react to changes in market conditions during a Strategy Term other than through withdrawals and by exercising the Performance Lock feature, which also has risks. You should consider whether the inability to reallocate Contract Value at any time is consistent with your financial needs.
PERFORMANCE LOCK RISK
Under the Performance Lock feature, the Contract Owner may transfer Index Strategy Value from an Index Strategy to the Fixed Strategy prior to the Strategy Term End Date for a Performance Lock Fee. If a Contract Owner exercises the Performance Lock feature, the Index Strategy Value that is next calculated after Nationwide receives the request will be transferred to the Fixed Strategy, less the Performance Lock Fee. Once the money is transferred to the Fixed Strategy it cannot be transferred out of the Fixed Strategy until the end of the Fixed Strategy’s Strategy Term (which would be the next Contract Anniversary). A Contract Owner should consider the following risks related to the Performance Lock feature:

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The Performance Lock feature can only be used once during an Index Strategy’s Strategy Term and only the full Index Strategy Value can be transferred. Performance Lock requests for partial amounts of Index Strategy Value will not be accepted. Once a Performance Lock is exercised for an Index Strategy, it may not be revoked.
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While a Contract Owner will earn interest in the Fixed Strategy at the Fixed Strategy Rate, once a Performance Lock for an Index Strategy is exercised, the Contract Owner will no longer participate in the Index Strategy’s performance even if the Index Strategy performs positively.
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The Performance Lock Fee assessed on the Index Strategy Value increases for each year remaining in the Strategy Term as of the date of the Performance Lock request, with partial years rounded up to the next full year. This means that for Strategy Terms of 3 and 6 years, the Performance Lock Fee will be higher if the Performance Lock is requested earlier in the Strategy Term than it will be if the Performance Lock is requested later in the Strategy Term.
Additionally, because Nationwide rounds partial years up to the next full year when calculating the Performance Lock Fee, Contract Owners should carefully consider the timing of a request and the impact the rounding will have on the Performance Lock Fee. For example, for Strategy Terms greater than 1 year, if a Performance Lock request is made on the day before a Contract Anniversary, the Performance Lock Fee would be [...]% more than if the request was made on or after the Contract Anniversary.
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Nationwide does not provide advice or notify Contract Owners regarding whether they should exercise the Performance Lock feature or the optimal time for doing so, if one exists. Contract Owners bear the risk that they will fail to exercise the Performance Lock at the optimal time during a Strategy Term. Contract Owners also bear the risk that they will exercise the Performance Lock at a sub-optimal time during a Strategy Term. Nationwide will not warn Contract Owners if they exercise the Performance Lock at a sub-optimal time. Nationwide is not responsible for any losses related to a decision whether or not to exercise a Performance Lock. It is impossible to know with certainty whether or not a Performance Lock should be exercised.
INDEX SUBSTITUTION RISK
The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, Nationwide may substitute the Index during a Strategy Term in limited circumstances. Subject to any applicable regulatory approval, Nationwide may substitute the Index if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If Nationwide substitutes an Index, the new Index will be similar in composition to the old Index. Nationwide will seek to notify Contract Owners at least 30 days prior to substituting an Index for any Index Strategy in which they are invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of Nationwide’s control, Nationwide will provide notice of the substitution as soon as practicable.
A Contract Owner will have no right to reject the substitution of an Index. If Nationwide substitutes the Index for an Index Strategy in which a Contract Owner is invested, unless a Performance Lock is requested, the Contract Owner will not be permitted to transfer the Index Strategy Value until the end of the Strategy Term. See "Reinvestment Risk" above.
If Nationwide substitutes the Index for an Index Strategy, the performance of the new Index may differ significantly from the performance of the old Index. This may negatively affect the Index Strategy Earnings applied to an Index Strategy.
INVESTMENT RISK DURING THE RIGHT TO EXAMINE PERIOD
Under state insurance laws, a Contract Owner has the right, during a limited period of time, to examine the Contract and decide to keep it or cancel it. This right is referred to as a "free look" right. The length of this time period depends on state law and may vary depending on whether the purchase is a replacement of another annuity contract. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue.
Where state law requires the return of purchase payments for free look cancellations, Nationwide will return the Purchase Payment applied to the Contract, less any withdrawals from the Contract and any applicable federal and state income tax withholding. Where state law requires the return of Contract Value for free look cancellations, Nationwide will return the Contract Value as of the date of the cancellation, less any withdrawals from the Contract and any applicable federal and state income tax withholding. It is possible that the Contract Value may be less than the Purchase Payment.

NATIONWIDE’S FINANCIAL STRENGTH AND CLAIMS PAYING ABILITY RISK
Nationwide’s general account assets support its guarantees under the Contract and are subject to claims by its creditors. As such, guarantees under the Contract are subject to Nationwide’s financial strength and claims-paying ability. There is a risk that Nationwide may default on those guarantees. Contract Owners need to consider Nationwide’s financial strength and claims-paying ability in meeting its guarantees under the Contract. Contract Owners may obtain information on Nationwide’s financial condition by reviewing its financial statements included in this prospectus. Additionally, information concerning Nationwide’s business and operations is set forth under "Appendix E: Nationwide Life Insurance Company Management’s Discussion & Analysis and Statutory Financial Statements and Supplemental Schedules."
In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, which has resulted in operational disruptions, as well as market volatility and general economic uncertainty. While Nationwide has implemented risk management and contingency plans and taken preventative measures and other precautions so it can continue to provide products and services to its customers, even as many of its employees and the employees of its service providers continue to work remotely, it is not currently possible to accurately estimate the full impact that the COVID-19 pandemic will have on Nationwide’s businesses as Nationwide continues to be subject to certain risks that could negatively impact its operations.
Additionally, the COVID-19 pandemic has at times resulted in negative economic conditions, changes in consumer behavior, economic shutdowns, state and federal legislation intended to ease the impact of the COVID-19 pandemic on consumers and voluntary hardship assistance that Nationwide provides to its customers. These factors, among other factors related to COVID-19, could affect the amount of sales and profitability of Nationwide’s businesses and could have a negative impact on its financial condition and operations.
While Nationwide is confident in its ability to manage the financial risks related to COVID-19, the extent and duration or the risks related to the COVID-19 pandemic cannot be fully known. It is possible these risks could impact Nationwide’s financial strength and claims-paying ability. There are many factors beyond Nationwide’s control that cannot be mitigated or foreseen that could have a negative impact on Nationwide and the operation of the Contract. Nationwide continues to monitor the economic situation and assess its impact on its business operations closely.
To request additional information about Nationwide, contact the Service Center.
CYBER SECURITY RISK
Nationwide’s businesses are highly dependent upon its computer systems and those of its business partners. This makes Nationwide potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by Nationwide, and indirect risks, such as denial of service, attacks on service provider websites and other operational disruptions that impede Nationwide’s ability to electronically interact with service providers. Cyber-attacks affecting Nationwide, intermediaries, and other service providers may adversely affect Nationwide and Contract Values. In connection with any such cyber-attack, Nationwide and/or its service providers and intermediaries may be subject to regulatory fines and financial losses and/or reputational damage. There may be an increased risk of cyber-attacks during periods of geopolitical or military conflict (such as Russia’s invasion of Ukraine and the resulting response by the United States and other countries). Although Nationwide undertakes substantial efforts to protect its computer systems from cyber-attacks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that Nationwide or its service providers will avoid losses affecting contracts due to cyber-attacks or information security breaches in the future.
In the event that Contract Values are adversely affected as a result of the failure of Nationwide’s cyber-security controls, Nationwide will take reasonable steps to restore Contract Values to the levels that they would have been had the cyber-attack not occurred. Nationwide will not, however, be responsible for any adverse impact to Contract Values that result from the Contract Owner or its designee’s negligent acts or failure to use reasonably appropriate safeguards to protect against cyber-attacks.
BUSINESS CONTINUITY RISK
Nationwide is exposed to risks related to natural and man-made disasters, such as storms, fires, earthquakes, public health crises, geopolitical disputes, military actions, and terrorist acts, which could adversely affect Nationwide’s ability to administer the contracts. Natural and man-made disasters may require a significant contingent of Nationwide’s employees to work from remote locations. During these periods, Nationwide could experience decreased productivity, and a significant number of Nationwide’s workforce or certain key personnel may be unable to fulfill their duties if Nationwide’s data or systems are disabled or destroyed. In addition, an extended period of remote work arrangements could introduce operational risk and impair Nationwide’s ability to administer the contract.
Nationwide outsources certain critical business functions to third parties and, in the event of a natural or man-made disaster, relies upon the successful implementation and execution of the business continuity planning of such entities. While Nationwide closely monitors the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely beyond Nationwide’s control. If one or more of the third parties to whom Nationwide outsources such critical business functions experience operational failures, Nationwide’s ability to administer the contract could be impaired.
FEES AND DEDUCTIONS
PRODUCT FEE
Nationwide assesses an annual Product Fee of [...]%, charged quarterly on the Contract Value allocated to Index Strategies. On each Quarterversary, the Product Fee is calculated as follows:
Total of all Index Strategy Values on a Quarterversary		[...]%
X
4

The Product Fee is deducted proportionally from the Index Strategies in which the Contract Owner is allocated based on the Contract Value in the Index Strategies at the time the Product Fee is assessed. The Product Fee is not assessed on the Fixed Strategy Value.
The Product Fee compensates Nationwide for providing the insurance benefits under the contract, including Nationwide’s obligation to credit earnings under the Contract and to pay annuity payments upon Annuitization. It also compensates Nationwide for assuming the risk that Annuitants will live longer than assumed and for guaranteeing that charges will not increase regardless of actual expenses. It also reimburses Nationwide for administrative costs it incurs resulting from providing contract benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees, as well as various related expenses. Nationwide may realize a profit from this charge.
CONTINGENT DEFERRED SALES CHARGES (CDSC)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to a CDSC. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to CDSCs.
When a CDSC is imposed, the charge will equal the applicable "CDSC Percentage" multiplied by the dollar amount of the withdrawal. The CDSC Percentage will depend on the number of Contract Years you have completed when you take a withdrawal. The CDSC Percentage schedule starts at 8% for the first two Contract Years and then declines with each completed Contract Year thereafter until it reaches 0% after six completed Contract Years. The CDSC Percentage schedule is as follows:
Number of Completed Contract Years	CDSC Percentage
0	8%
1	8%
2	7%
3	6%
4	5%
5	4%
6+	0%
CDSCs are intended to reimburse Nationwide for expenses that we incur in connection with the sale of the Contract.

MARKET VALUE ADJUSTMENTS (MVA)
Partial withdrawals or a full surrender during the first six Contract Years may be subject to an MVA. After the sixth Contract Year, no withdrawals, including a full surrender, are subject to an MVA. An MVA, when applied, may be positive, negative, or equal to zero. If an MVA is negative, it will decrease the withdrawal. If an MVA is positive, it will increase the withdrawal. If an MVA is equal to zero, it will have no effect on withdrawal. MVAs are in addition to any applicable CDSC.
The Contract is designed to be a long-term investment. When a Contract Owner takes a withdrawal, Nationwide may be required to liquidate interest rate sensitive fixed-income assets that it holds in order to satisfy its payment obligations under the Contract. The MVA is intended to approximate, without duplicating, Nationwide’s investment experience when it liquidates those assets. Nationwide utilizes a market value reference rate to determine this approximation. When liquidating assets, Nationwide may realize either a gain or a loss. If the market value reference rate has increased relative to the market value reference rate on the Date of Issue, the MVA will be negative. Conversely, if the market value reference rate has decreased relative to the market value reference rate on the Date of Issue, the MVA will be positive.
When an MVA is imposed, the MVA will equal the MVA Base x MVA Factor.
In the formula above, the MVA Base equals the dollar amount of the withdrawal minus the Remaining Free Withdrawal Amount. If the dollar amount of the withdrawal minus the Remaining Free Withdrawal Amount is less than or equal to zero, then an MVA is not applicable to the withdrawal.
We calculate the MVA Factor using the following formula:
MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:
A = Initial Market Value Reference Rate
B = Market Value Reference Rate on the date we process the withdrawal
N = Number of whole (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that we process the withdrawal
In the formula above, the MVA Scaling Factor will be greater or less than, or equal to, 1.0. The MVA Scaling Factor is declared by Nationwide and is stated in your Contract. Within the formula, the MVA Scaling Factor serves to amplify or dampen the MVA Factor for purposes of the MVA calculation. An MVA Scaling Factor greater than 1.0 increases the magnitude of the MVA, an MVA Scaling Factor less than 1.0 dampens the magnitude of the MVA. An MVA Scaling Factor equal to 1 has no effect on the MVA.
The Market Value Reference Rate refers to the yield of the MVA Index, which is the Bloomberg U.S. Corporate Index. The Market Value Reference Rate of the MVA Index as of the Date of Issue (the Initial Market Value Reference Rate) is included in your Contract. The daily Market Value Reference Rate may be obtained thereafter by contacting the Service Center.
If the daily Market Value Reference Rate is not available on any day on which the value is needed, Nationwide will use the Market Value Reference Rate for the previous Business Day. If the MVA Index provider later publishes a yield for the MVA Index for a Business Day when the yield was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the yield provided to Nationwide by the MVA Index provider. This recalculation could result in changes to transactions and Contract Values that occurred when the yield was not published by the MVA Index provider.
If the Market Value Reference Rate is no longer available, or if Nationwide at its sole discretion determines that the Market Value Reference Rate is no longer appropriate for purposes of calculating the MVA, Nationwide will substitute another method for determining the MVA, subject to any required regulatory approval. Nationwide will notify the Contract Owner of any such change.
MVA Limitation for Amounts Withdrawn from the Fixed Strategy
The Contract limits the MVA amount that can apply to withdrawals from the Fixed Strategy. The MVA limitation may or may not be beneficial to the Contract Owner since it limits both positive and negative MVAs. For any MVA applicable to a withdrawal from the Fixed Strategy, the MVA amount attributable to the Fixed Strategy will never be more than (either positive or negative) the following, which is calculated immediately prior to the partial withdrawal or full surrender from the Fixed Strategy:
M x A, where

M = MVA Base attributable to the Fixed Strategy / (Fixed Strategy Value – Remaining Free Withdrawal Amount attributable to the Fixed Strategy)
A = Fixed Strategy Value minus the CDSC applicable to the Fixed Strategy that would apply on full surrender, minus minimum amount required by state law, but not less than zero
When determining the Remaining Free Withdrawal Amount in "M" above, if the withdrawal is taken from the Fixed Strategy and one or more Index Strategies, the Remaining Free Withdrawal Amount is allocated proportionally to the withdrawal between the Fixed Strategy and Index Strategies immediately prior to a partial withdrawal or full surrender.
See "Appendix C: MVA Examples" for examples of the MVA calculation.
WAIVER OR REDUCTION OF THE CDSC OR MVA
During the first six Contract Years, the Contract Owner may withdraw an amount up to that Contract Year’s Free Withdrawal Amount without incurring a CDSC or MVA. The Free Withdrawal Amount is the greater of:
•
10% of the Contract Value on the first day of that Contract Year (immediately prior to any partial withdrawal or full surrender on that date); or
•
the amount required to meet minimum distribution requirements for this Contract under the Code.
At the start of each Contract Year, the Remaining Free Withdrawal Amount is set equal to the Free Withdrawal Amount. Each Free Withdrawal during the Contract Year decreases the Remaining Free Withdrawal Amount by the Free Withdrawal, but not to less than zero.
Each Contract Year’s Free Withdrawal Amount is non-cumulative. This means any portion of the Free Withdrawal Amount not taken by the Contract Owner in a given Contract Year cannot be added to the Free Withdrawal Amount in any later Contract Year.
In addition, no CDSC or MVA will be assessed:
•
upon the payment of the Death Benefit or on any partial withdrawal or full surrender after the Death Benefit is paid;
•
upon the Annuitization of the Contract if it has been in force for at least two years;
•
on any partial withdrawal or full surrender taken after the sixth Contract Year; or
•
if the Contract is surrendered in exchange for another contract issued by Nationwide or one of its affiliated insurance companies, Nationwide may decide not to charge a CDSC and/or apply an MVA. If another contract issued by Nationwide or one of its affiliates is exchanged for the Contract, Nationwide may reduce the CDSC and/or waive part of the MVA on the Contract. A CDSC and/or MVA may apply to the contract received in exchange for the Contract.
INCREASE IN REMAINING FREE WITHDRAWAL AMOUNT AFTER A LONG-TERM CARE AND TERMINAL ILLNESS OR INJURY (CDSC AND MVA WAIVER)
General
After the occurrence of a Long-Term Care Event ("LTC Event") or Terminal Illness or Injury Event ("TI Event"), Nationwide will increase the Remaining Free Withdrawal Amount for the current and all subsequent Contract Years so that all partial withdrawals or a full surrender after the occurrence of the event are Free Withdrawals. This CDSC and MVA waiver is only available if the Contract Owner and Annuitant are the same person, and as of the Date of Issue that person is no older than 80 years old. If the Contract has a Joint Owner, either the Contract Owner or Joint Owner must be named as Annuitant and the age of the older of the Contract Owner and Joint Owner must be no older than 80 years old as of the Date of Issue.
In addition, for purposes of this CDSC and MVA waiver, for Contracts that have a non-natural person as Contract Owner as an agent for a natural person, the Annuitant may exercise the right of the Contract Owner. However, if the non-natural Contract Owner does not own the Contract as an agent for a natural person (e.g., the Contract Owner is a corporation or a trust for the benefit of an entity), the Annuitant may not exercise the right of the Contract Owner.
There are no charges associated with these waivers.

Long-Term Care Event
An LTC Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is confined to a Long-Term Care Facility or Hospital beginning after the Date of Issue and is confined for a continuous period of 90 days or more. If there is a Joint Owner, the confinement of the Contract Owner or Joint Owner may qualify as an LTC Event. An LTC Event waiver claim (including written proof of confinement) must be received by Nationwide while the confinement is ongoing or within 90 days after the confinement ends. If it was not reasonably possible to give written proof of confinement in the time required, Nationwide will not reduce or deny the increase in Remaining Free Withdrawal Amount if such proof is given as soon as reasonably possible. In any event, the written proof required must be given no later than one year from after the confinement ends unless the Contract Owner was legally incapacitated.
A "Hospital" is defined as a state licensed facility which is operated as a hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); is supervised by a staff of physicians; and has medical and diagnostic facilities.
A "Long-Term Care Facility" is defined as a state licensed skilled nursing facility or intermediate care facility that does not include: a home for the aged or mentally ill, a community living center, or a place that primarily provides domiciliary, residency, or retirement care; or a place owned or operated by a member of the Contract Owner's immediate family.
Terminal Illness or Injury Event
A TI Event occurs if at any time after the first Contract Anniversary, the Contract Owner (or Annuitant if the Contract Owner is not a natural person) is diagnosed by a physician (who is not a party to the Contract nor an immediate family member of a party to the Contract) as having a Terminal Illness or Injury beginning after the Date of Issue. If there is a Joint Owner, the Terminal Illness or Injury of the Contract Owner or Joint Owner may qualify as a TI Event.
A "Terminal Illness or Injury" is defined as an illness or injury diagnosed after the Date of Issue by a physician that is expected to result in death within 12 months of diagnosis.
PERFORMANCE LOCK FEE
Nationwide assesses a Performance Lock Fee any time it processes a Performance Lock request. The Performance Lock Fee is assessed on the Index Strategy Value that is subject to the Performance Lock request and is [...]% for every year remaining in the Strategy Term as of the date of the Performance Lock request, with partial years rounded up to the next full year. It is calculated as follows:
Index Strategy Value subject to Performance Lock Request	X	[...]%	X	Number of years remaining in the Strategy Term (partial years are rounded up to the next full year)
This means that the Performance Lock Fee increases for every year remaining in a Strategy Term. The maximum Performance Lock Fee percentage that can be assessed on the Index Strategy Value as a result of a Performance Lock request is […]%. This occurs if a Contract Owner requests a Performance Lock in the first year of a six-year Strategy Term (Index Strategy Value subject to Performance Lock request X [...]% X 6 years).
Additionally, because Nationwide rounds partial years up to the next full year when calculating the Performance Lock Fee, Contract Owners should carefully consider the timing of their request and the impact the rounding will have on a Performance Lock Fee. For example, for Strategy Terms greater than 1 year, if a Performance Lock request is made on the day before a Contract Anniversary, the Performance Lock Fee would be [...]% more than if the request was made on or after the Contract Anniversary.
See "Performance Lock" for additional detail.
PREMIUM TAXES
Certain states or other governmental entities charge premium tax on purchase payments. Nationwide will charge against the Contract Value any premium taxes levied by a state or other government entity. Premium tax rates currently range from 0% to 3.5% and vary from state to state. The range is subject to change. Nationwide will assess premium taxes to the Contract at the time Nationwide is assessed the premium taxes by the state. Premium taxes may be deducted from Death Benefit proceeds.

RETURN OF PREMIUM DEATH BENEFIT OPTION
If the Return of Premium Death Benefit Option is elected, Nationwide assesses an annual fee of [...]%, charged quarterly on the Contract Value allocated to Index Strategies. On each Quarterversary, the Return of Premium Death Benefit Option fee is calculated as follows:
Total of all Index Strategy Values on a Quarterversary		[...]%
X
4

The fee is deducted proportionally from the Index Strategies in which the Contract Owner is allocated based on the Contract Value in the Index Strategies at the time the fee is assessed. The Return of Premium Death Benefit Option fee is not assessed on the Fixed Strategy Value.
GENERAL INFORMATION ABOUT THE CONTRACT
THE CONTRACT
This prospectus describes the Contract. The Contract is an agreement between Nationwide and the Contract Owner or Joint Owner. The Contract exists in two separate phases: accumulation (savings) and Annuitization (income). During the accumulation phase, the Contract offers a Fixed Strategy and Index Strategies to which the Contract Owner can allocate and reallocate his/her Contract Value. The Fixed Strategy offers a fixed rate of return while the Index Strategies vary with the performance of an Index and are subject to Crediting Factors that also impact the performance of the Index Strategies. During the Annuitization phase, Nationwide makes periodic income payments to the Annuitant.
At the time of Annuitization, the Annuitant elects the duration of the annuity payments – either for a fixed period of time or for the duration of the Annuitant’s (and possibly the Annuitant’s spouse’s) life. After Annuitization begins, the only value associated with the Contract is the stream of annuity payments. Unless otherwise specified in the annuity option, the Annuitant cannot withdraw value from the Contract over and above the annuity payments. Additionally, once Annuitization has begun, there is no Death Benefit, which means that upon the death of the Annuitant (and the Annuitant’s spouse if a joint annuity option was elected), all payments stop and the Contract terminates, unless the particular Annuitization option provides otherwise. The Contract is available as a Non-Qualified Contract, which will provide certain tax deferral features under the Code. On the other hand, if the Contract is purchased as an Individual Retirement Account or Roth IRA, the Contract will not provide any additional tax deferral benefits.
STATE VARIATIONS
This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. For example, state law may require different right to examine and cancel periods. The state in which the Contract is issued also governs whether certain features will vary under the Contract. All material rights and obligations under the Contract will be included in the Contract or in riders or endorsements attached to the Contract. To review a copy of your Contract and any riders or endorsements, contact the Service Center. For more detailed information regarding provisions that vary by state, please see "Appendix B: State Variations" later in this prospectus.
CONTESTABILITY
Except in certain circumstances involving fraud and where permitted by state law, Nationwide will not contest the contract after it has been in force during the lifetime of the Annuitant for two years after the Date of Issue or effective date of certain contract changes, as defined in the contract.
NON-PARTICIPATING
The Contract is non-participating, meaning that the Contract will not share in Nationwide’s profits or surplus.

MONEY LAUNDERING
In order to comply with the USA PATRIOT Act and rules promulgated thereunder, Nationwide has implemented procedures designed to prevent contracts described in this prospectus from being used to facilitate money laundering or the financing of terrorist activities. If mandated under applicable law, Nationwide may be required to reject a purchase payment and/or block a Contract Owner’s account and thereby refuse to process any request for transfers, withdrawals, surrenders, or death benefits until instructions are received from the appropriate regulators. Nationwide may also be required to provide additional information about a Contract Owner or a Contract Owner’s account to governmental regulators.
PAYMENTS TO MINORS
Nationwide will not pay insurance proceeds directly to minors. Contact a legal advisor for options to facilitate the timely availability of monies intended for a minor’s benefit.
ASSIGNMENT
To the extent allowed by state law, Nationwide reserves the right to refuse its consent to any assignment at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. The Contract Owner may request to assign or transfer rights under the Contract by sending Nationwide a signed and dated request. Nationwide will not be bound by an assignment until it acknowledges the assignment.
If Nationwide consents to an assignment, the assignment takes effect on the date it is signed, unless otherwise specified by the request. Nationwide is not responsible for the validity of an assignment, any tax consequences of any assignment, or for any payment or other settlement made prior to our receipt and consent of and assignment.
Upon assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value unless the requirements specified under "Calculation of the Death Benefit" are satisfied.
BENEFICIALLY OWNED CONTRACTS
A beneficially owned contract is a contract that is inherited or purchased by a beneficiary and the beneficiary holds the contract as a beneficiary (as opposed to treating the contract as his/her own) to facilitate the distribution of a Death Benefit or Contract Value in accordance with the applicable federal tax laws (see "Required Distributions"). An owner of a beneficially owned contract is referred to as a "beneficial owner."
There are two types of beneficially owned contracts, a "continued beneficially owned contract" and a "purchased beneficially owned contract." A continued beneficially owned contract is when a beneficiary inherits a contract and continues that contract as a beneficial owner. A "purchased beneficially owned contract" is when a beneficiary purchases a new contract using a death benefit or contract value that the beneficiary inherited under a different annuity contract.
Not all options and features described in this prospectus are available to beneficially owned contracts:
•
Withdrawals under beneficially owned contracts are subject to applicable CDSC and MVA except when the withdrawals are made from a continued beneficially owned contract that is inherited as death benefit proceeds (as opposed to inherited contract value).
•
A beneficial owner must be both the Contract Owner and the Annuitant of a beneficially owned contract, and no additional parties may be named, except that a purchased beneficially owned contract may name a Co-Annuitant, if applicable.
•
No changes to the parties will be permitted on any beneficially owned contract, except that a beneficial owner may request changes to their successor beneficiary(ies).
•
Beneficially owned contracts cannot be assigned, except that a beneficial owner may assign rights to the distribution payments.
•
There is no death benefit payable on a on a continued beneficially owned contract. After the death of the beneficial owner, any remaining death benefit or contract value to be distributed will be payable to a successor beneficiary in accordance with applicable federal tax laws.
A beneficiary who is the surviving spouse of a contract owner has the option under the tax laws to continue the contract as the sole contract owner and treat the contract as the spouse’s own. If a spouse continues the contract as the sole contract owner, the spouse will not be treated as a beneficial owner and this section will not apply.

PURCHASING THE CONTRACT
PURCHASE PAYMENT
The Contract is issued in consideration of the single Purchase Payment paid by the Contract Owner. Only one Purchase Payment is allowed under the Contract. A Purchase Payment should be made payable to Nationwide Life Insurance Company and submitted to the Service Center. All purchase payments must be paid in the currency of the United States of America. The minimum Purchase Payment is $25,000.
Nationwide reserves the right to reject a Purchase Payment that is comprised of multiple payments paid to Nationwide over a period of time. If Nationwide permits multiple payments as part of a Purchase Payment, the Contract will not be issued until all such payments are received. Nationwide reserves the right to hold such multiple payments in a non-interest bearing account until the Date of Issue.
Nationwide reserves the right to refuse any purchase payment that would result in the cumulative total for all contracts issued by Nationwide or its affiliates or subsidiaries on the life of any one Annuitant or owned by any one Contract Owner to exceed $1,000,000. Its decision as to whether or not to accept a purchase payment in excess of that amount will be based on one or more factors, including, but not limited to: age, spouse age (if applicable), Annuitant age, state of issue, total purchase payments, optional benefits elected, current market conditions, and current hedging costs. All such decisions will be based on internally established actuarial guidelines and will be applied in a nondiscriminatory manner. In the event that Nationwide does not accept a purchase payment under these guidelines, the purchase payment will be immediately returned in its entirety in the same manner as it was received. Any references in this prospectus to purchase payment amounts in excess of $1,000,000 are assumed to have been approved by Nationwide.
Nationwide reserves the right to refuse any application for the Contract. If Nationwide refuses an application, it will return the Purchase Payment.
ALLOCATING THE PURCHASE PAYMENT
The Purchase Payment is allocated according to Contract Owner instructions on the application. The Purchase Payment may be allocated to the Fixed Strategy and up to ten Index Strategies. There is no minimum dollar amount that can be allocated to a Strategy. Allocations to Strategies must be in whole percentages.
DATE OF ISSUE
The Date of Issue is the date Nationwide issues the Contract. The Purchase Payment is applied to the Contract on the Date of Issue. The Date of Issue will be the date as of which Nationwide has both received the Purchase Payment and approved the Contract application.
RIGHT TO EXAMINE AND CANCEL
The Contract Owner has the right to examine and cancel the Contract. If the Contract Owner elects to cancel the Contract, he/she may return it to the Service Center within a certain period of time known as the "free look" period. Depending on the state in which the Contract was purchased (and, in some states, if the Contract is purchased as a replacement for another annuity contract), the free look period may be 10 days or longer. For ease of administration, Nationwide will honor any free look cancellation request that is in good order and received at the Service Center or postmarked within 30 days after the Date of Issue regardless of the state in which your Contract was issued.
Where state law requires the return of purchase payments for free look cancellations, Nationwide will return the Purchase Payment applied to the Contract, less any withdrawals from the Contract and any applicable federal and state income tax withholding. Where state law requires the return of contract value for free look cancellations, Nationwide will return the Contract Value as of the date of the cancellation, less any withdrawals from the Contract and any applicable federal and state income tax withholding.

PARTIES TO THE CONTRACT AND RELATED PERSONS
CONTRACT OWNER
Prior to the Annuitization Date, the Contract Owner has all rights under the Contract, unless a Joint Owner is named. If a Joint Owner is named, each Joint Owner has all rights under the Contract. Purchasers who name someone other than themselves as the Contract Owner will have no rights under the contract.
On the Annuitization Date, the Contract Owner cedes all ownership rights to the Annuitant and the Annuitant becomes the Contract Owner, unless the Contract Owner is a Charitable Remainder Trust. If the Contract Owner is a Charitable Remainder Trust, the Charitable Remainder Trust continues to be the Contract Owner after Annuitization.
JOINT OWNER
Prior to Annuitization, Joint Owners each own an undivided interest in the Contract.
Non-Qualified Contract Owners can name a Joint Owner at any time before the Annuitization Date. However, Joint Owners must be spouses at the time joint ownership is requested, unless state law requires Nationwide to allow non-spousal Joint Owners. Joint ownership is not permitted for Contracts owned by a non-natural Contract Owner.
Generally, the exercise of any ownership rights under the Contract must be in writing and signed by both Joint Owners. However, if a written election, signed by both Contract Owners, authorizing Nationwide to allow the exercise of ownership rights independently by either Joint Owner is submitted, Nationwide will permit Joint Owners to act independently. If such an authorization is submitted, Nationwide will not be liable for any loss, liability, cost, or expense for acting in accordance with the instructions of either Joint Owner.
If either Joint Owner dies before the Annuitization Date, the Contract continues with the surviving Joint Owner as the remaining Contract Owner.
On the Annuitization Date, both Joint Owners cede all ownership rights to the Annuitant and the Annuitant becomes the Contract Owner.
ANNUITANT
Prior to the Annuitization Date, the Annuitant has no interest in the contract, but must be named in the application. Only Non-Qualified Contract Owners may name someone other than himself/herself as the Annuitant. This Annuitant must be age 85 or younger on the date the application is signed, unless Nationwide approves a request for an Annuitant of greater age.
On the Annuitization Date, the Annuitant becomes the new owner and has all ownership rights in the contract. The Annuitant is the person who receives annuity payments and the person upon whose continuation of life any annuity payment involving life contingencies depends.
CONTINGENT ANNUITANT
Prior to the Annuitization Date, if the Annuitant dies before the Annuitization Date, the Contingent Annuitant becomes the Annuitant and all provisions of the Contract that are based on the Annuitant’s death prior to the Annuitization Date will be based on the death of the Contingent Annuitant. Only Non-Qualified Contract Owners may name a Contingent Annuitant. Once the Contingent Annuitant becomes the Annuitant, a new Contingent Annuitant cannot be named.
On the date the application is signed, the Contingent Annuitant must be age 85 or younger unless Nationwide approves a request to name an older Contingent Annuitant.
CO-ANNUITANT
Prior to the Annuitization Date, a Co-Annuitant is entitled to receive the benefit of the Spousal Protection Feature, provided all of the requirements set forth in the "Spousal Protection Feature" section are met. A Co-Annuitant, if named, must be the Annuitant’s spouse. If either Co-Annuitant dies before the Annuitization Date, the surviving Co-Annuitant may continue the Contract and will receive the benefit of the Spousal Protection Feature.
After the Annuitization Date, the Co-Annuitant has no interest in the Contract.

JOINT ANNUITANT
Prior to Annuitization, there is no joint annuitant.
At Annuitization, if applicable, a joint annuitant is named. The joint annuitant is designated as a second person (in addition to the Annuitant) upon whose continuation of life any annuity payment involving life contingencies depends.
BENEFICIARIES AND CONTINGENT BENEFICIARIES
Prior to Annuitization, the Beneficiary is the person who is entitled to the Death Benefit if the Annuitant (and Contingent Annuitant, if applicable) dies before the Annuitization Date and there is no Joint Owner. The Contract Owner can name more than one Beneficiary. Multiple Beneficiaries will share the death benefit equally, unless otherwise specified.
A Contingent Beneficiary will succeed to the rights of the Beneficiary if no Beneficiary is alive when a Death Benefit is paid. The Contract Owner can name more than one Contingent Beneficiary. Multiple Contingent Beneficiaries will share the Death Benefit equally, unless otherwise specified.
After Annuitization, the Beneficiaries and Contingent Beneficiaries have no interest in the Contract.
CHANGES TO PERSONS NAMED UNDER THE CONTRACT
To the extent allowed by state law, we reserve the right to refuse our consent to any request to change the Contract Owner at any time on a non-discriminatory basis if the change would violate or result in noncompliance with any applicable state or federal law or regulation. Prior to the Annuitization Date (and subject to any existing assignments), the Contract Owner may request to change the following:
•
Contract Owner (Non-Qualified Contracts only);
•
Joint Owner (must be the Contract Owner’s spouse);
•
Annuitant (subject to Nationwide’s underwriting and approval);
•
Contingent Annuitant (subject to Nationwide’s underwriting and approval);
•
Co-Annuitant (subject to the conditions of the Spousal Protection Feature; must be the Annuitant’s spouse);
•
Beneficiary; or
•
Contingent Beneficiary.
The Contract Owner must submit the request to Nationwide in writing and Nationwide must receive the request at the Service Center before the Annuitization Date. Once Nationwide receives and records the change request, the change will be effective as of the date the written request was signed (unless otherwise specified by the Contract Owner), whether or not the Contract Owner or Annuitant is living at the time it was recorded. The change will not affect any action taken by Nationwide before the change was recorded. Nationwide reserves the right to reject any change request that would alter the nature of the risk that Nationwide assumed when it originally issued the Contract.
If the Contract Owner is not a natural person and there is a change of the Annuitant, distributions will be made as if the Contract Owner died at the time of the change, regardless of whether the Contract Owner named a Contingent Annuitant.
Any request to change the Contract Owner must be signed by the existing Contract Owner and the person designated as the new Contract Owner. Nationwide may require a signature guarantee. Changes in contract ownership may result in federal income taxation and may be subject to state and federal gift taxes. Certain features under the Contract may have specific requirements as to who can be named as the Contract Owner, Annuitant, Co-Annuitant, and/or Beneficiary in order to receive the benefit of the feature. Changes to the parties to the Contract may result in the termination or loss of benefit of these features.
If Nationwide permits an assignment or a change in ownership of the Contract, the Death Benefit under the Contract will be the Surrender Value unless the requirements specified under "Calculation of the Death Benefit" are satisfied.

FIXED STRATEGY
The Fixed Strategy is an investment option under the Contract that credits interest daily at a Fixed Strategy Rate. Nationwide declares Fixed Strategy Rates prior to each Strategy Term and the Fixed Strategy Rate is guaranteed for the Strategy Term in which it is declared. Fixed Strategy Rates are determined at the sole discretion of Nationwide, but Fixed Strategy Rates are guaranteed to be at least 0.25%. Fixed Strategy Rates may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
The Fixed Strategy has one-year Strategy Terms. The initial Strategy Term begins on the Date of Issue and ends on the first Contract Anniversary. Thereafter, each subsequent Strategy Term begins on each Contract Anniversary and ends on the following Contract Anniversary.
If there is no Contract Value allocated to the Fixed Strategy and Index Strategy Value is transferred into the Fixed Strategy under the Performance Lock feature, the date the Index Strategy Value is transferred into the Fixed Strategy is considered the first day of the Fixed Strategy’s Strategy Term and the Strategy Term End Date will be the next Contract Anniversary. See "Performance Lock."
A full surrender of the Fixed Strategy Value or a full transfer out of the Fixed Strategy Value to an Index Strategy is subject to minimum amounts required by state law. Nationwide guarantees that any full surrender or full transfer out of the Fixed Strategy Value will be at least equal to the minimums required by state law.
INDEX STRATEGIES
GENERAL
An Index Strategy is an investment option under the Contract that varies with the performance of an Index and is subject to certain Crediting Factors that impact the gains and losses under the Index Strategy. Nationwide calculates a separate Index Strategy Value for each Index Strategy that has Contract Value allocated to it.
The Contract Owner may allocate Contract Value to no more than ten Index Strategies. The Fixed Strategy is not considered an Index Strategy for purposes of the maximum number of Index Strategies. If the Contract Owner is simultaneously invested in the same Index Strategy for Strategy Terms that began on different dates, those investments are considered separate Index Strategies for purposes of determining the maximum number of Index Strategies.
Nationwide reserves the right to add or remove any Index Strategies at any time, but any such changes will not affect Strategy Terms already in effect and will become effective on the first day of a new Strategy Term. The Index Strategies available for election may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.
The Contract currently offers two different types of Index Strategies, Index Strategies with Cap Rates and Index Strategies with Cap+ Rates, which are described in more detail below.
INDEX
The Index Performance is determined by the Index linked to each Index Strategy. The performance of an Index Strategy will therefore depend on the performance of a particular market index over the course of a Strategy Term.
The Indexes under the Contract provide exposure to different markets and asset classes, all of which may perform differently compared to each other and during different time periods. If the Index Performance at the end of a Strategy Term is negative, the Index Strategy will experience a loss if the negative Index Performance exceeds the protection provided by the Buffer. If the Index Performance at the end of a Strategy Term is positive, the Index Strategy will experience a gain but the gain may be limited by a Cap Rate or Participation Rate.
The Index Performance is calculated on a point-to-point basis, which is done by comparing the Index Value of the Index on the first day of the Strategy Term to the Index Value of the Index on a specific future date during the Strategy Term.
The Contract currently offers Index Strategies with the following Indexes:
•
MSCI EAFE Index
•
Nasdaq-100 Index®
•
Russell 2000 Index®

•
S&P 400® Index
•
S&P 500® Index
See "Additional Index Information" for more information on the Indexes.
Nationwide reserves the right to add or remove any Index in the future. There is no guarantee that an Index Strategy using any of the Indexes listed above will always be available for investment. The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, if the Index associated with a particular Index Strategy is discontinued or calculation of the Index is substantially changed, Nationwide may substitute a comparable index during a Strategy Term subject to applicable regulatory approval. Before a substitute index is used, Nationwide will notify Contract Owners (and any assignee) of the substitution. See "Index Substitution During a Strategy Term."
STRATEGY TERM
Each Index Strategy has a Strategy Term which is the total maturity time of the Index Strategy, expressed in years. The Contract currently offers Index Strategies with Strategy Terms of 1, 3, and 6 years. A Strategy Term begins on the date Contract Value is allocated to the Index Strategy and ends on the Strategy Term End Date, which will always be a Contract Anniversary. The Strategy Term for an Index Strategy will not change for as long as that Index Strategy is offered. Strategy Terms for newly-created Index Strategies that are made available for investment after the Date of Issue will be no shorter than 1 year and will be no longer than 6 years.
BUFFER
Each Index Strategy has a Buffer which is the maximum percentage of loss that Nationwide will absorb when calculating the Term End ISE Percentage that may be applied for an Index Strategy on a Strategy Term End Date. The Contract currently offers Index Strategies with Buffers of 10% and 20%.
A higher percentage Buffer provides more protection against loss than a Buffer with a lower percentage. For example, an Index Strategy with a 10% Buffer begins to experience a negative Term End ISE Percentage once the Index Performance is less than -10%, while an Index Strategy with a 20% Buffer begins to experience a negative Term End ISE Percentage once the Index Performance is less than -20%.
The Buffer does not apply to the same extent and does not provide the same level of protection when calculating the Daily ISE Percentage that it does when calculating the Term End ISE Percentage. Prior to the Strategy Term End Date, the Index Strategy Value may reflect losses that are within or that exceed the Buffer and those losses may be realized if a Death Benefit is calculated or if the Contract Owner takes a withdrawal, exercises a Performance Lock or the Right to Examine and Cancel provision, or begins Annuitization. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
The Buffer for an Index Strategy will not change for as long the Index Strategy is offered. Buffers for newly-created Index Strategies that are made available for investment after the Date of Issue will never be less than 5%.
PARTICIPATION RATE
Each Index Strategy has a Participation Rate which is a percentage that represents the proportion of the Index Performance used in the calculation of the Term End ISE Percentage. The Participation Rate only applies when the Index Performance is positive. For Index Strategies with Cap Rates, the Participation Rate will always be at least 100%. For Index Strategies with Cap+ Rates, the Participation Rate may be greater than, less than, or equal to 100%, but is guaranteed to always be at least 0.05%.
If the Participation Rate is greater than 100%, it will increase the upside potential when the Index Performance is positive. For example, if the Participation Rate is 150%, it will multiply any positive Index Performance by 150%. For Index Strategies with Cap+ Rates, if the Participation Rate is less than 100%, it will decrease the upside potential when the Index Performance is positive. For example, if the Participation Rate is 90%, only 90% of the positive Index Performance in excess of the Cap+ Rate will be applied. If the Participation Rate is equal to 100%, it will have no effect on the Index Performance.
The Participation Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Participation Rate may change for future Strategy Terms. The Participation Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

INDEX STRATEGIES WITH CAP RATES
The Cap Rate is the maximum positive Term End ISE Percentage that may be applied for an Index Strategy on a Strategy Term End Date. The Cap Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Cap Rate may change for future Strategy Terms. For any Index Strategy, the Cap Rate is guaranteed to never be less than 0.05%. The Cap Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
Prior to each Strategy Term Nationwide declares the Cap Rate, if any, for each available Index Strategy with Cap Rate. Nationwide may offer an Index Strategy with Cap Rate as "uncapped," which means no Cap Rate is declared by Nationwide for a Strategy Term. When Nationwide offers an Index Strategy as uncapped it does not mean that the Index Strategy will remain uncapped for future Strategy Terms as Nationwide may declare a Cap Rate for future Strategy Terms.
On the Strategy Term End Date, Index Strategy Earnings for an Index Strategy with Cap Rate are equal to the Index Strategy Basis on the Strategy Term End Date multiplied by the Term End ISE Percentage.
An Index Strategy with Cap Rate’s Term End ISE Percentage is calculated as follows:
•
if the Index Performance multiplied by the Participation Rate is positive and greater than or equal to the Index Strategy’s Cap Rate, the Term End ISE Percentage is equal to the Cap Rate;
•
if the Index Performance multiplied by the Participation Rate is positive but less than the Index Strategy’s Cap Rate, the Term End ISE Percentage is equal to the Index Performance multiplied by the Participation Rate;
•
if the Index Performance is zero or negative but within the Buffer, the Term End ISE Percentage is equal to zero; and
•
if the Index Performance is negative and exceeds the Buffer, the Term End ISE Percentage is equal to the Index Performance plus the Buffer. This results in a negative Term End ISE Percentage which means the Contract may experience a loss of principal and/or previous earnings. These losses could be significant.
Participation Rates for Index Strategies with Cap Rates will always be at least 100%.
The following are hypothetical examples to show how the Term End ISE Percentage would be calculated for an Index Strategy with Cap Rate under different market conditions.
•
Positive Index Performance this is less than Cap Rate
Index Performance = 10%
Participation Rate = 100%
Cap Rate = 20%
Buffer = 10%
Step 1: Index Performance is multiplied by the Participation Rate = 10% (10% x 100%)
Step 2: Compare Step 1 value to Cap Rate (10% is less than 20% Cap Rate)
Term End ISE Percentage = 10%
•
Positive Index Performance that is greater than Cap Rate
Index Performance = 30%
Participation Rate = 100%
Cap Rate = 20%
Buffer = 10%
Step 1: Index Performance is multiplied by the Participation Rate = 30% (30% x 100%)
Step 2: Compare Step 1 value to Cap Rate (30% is greater than 20% Cap Rate)
Term End ISE Percentage = 20%
•
Negative Index Performance that exceeds the Buffer
Index Performance = -15%
Participation Rate = 100%
Cap Rate = 20%
Buffer = 10%

Step 1: Compare Index Performance to Buffer = -5% (-15% plus the 10% Buffer = -5%)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = -5%
•
Negative Index Performance within the Buffer
Index Performance = -2%
Participation Rate = 100%
Cap Rate = 20%
Buffer = 10%
Step 1: Compare Index Performance to Buffer = 0% (-2% is within the 10% Buffer)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = 0%
•
Positive Index Performance, uncapped
Index Performance = 10%
Participation Rate = 125%
Cap Rate = Uncapped
Buffer = 10%
Step 1: Index Performance is multiplied by the Participation Rate = 12.5% (10% x 125%)
Note: No comparison to Cap Rate since it is uncapped.
Term End ISE Percentage = 12.5%
•
Negative Index Performance that exceeds the Buffer, uncapped
Index Performance = -20%
Participation Rate = 125%
Cap Rate = Uncapped
Buffer = 10%
Step 1: Compare Index Performance to Buffer = -10% (-20% plus the 10% Buffer = -10%)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = -10%
On any Business Day other than the Strategy Term End Date, Index Strategy Earnings for an Index Strategy with Cap Rate are calculated using the Daily ISE Percentage. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
INDEX STRATEGIES WITH CAP+ RATES
The Cap+ Rate is the declared percentage of Index Performance that determines when a Participation Rate begins applying in the calculation of the Term End ISE Percentage. The Cap+ Rate for an Index Strategy will not change for the duration of a Strategy Term. However, the Cap+ Rate may change for future Strategy Terms. For any Index Strategy, the Cap+ Rate is guaranteed to never be less than 0.05%. The Cap+ Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.
While the Cap+ Rate does not cap positive Index Performance, a Participation Rate of less than 100% can dampen any gains in excess of the Cap+ Rate (see "Participation Rate"). A Participation Rate declared for an Index Strategy with Cap+ Rate will have no impact in the calculation of the Term End ISE Percentage if the Index Performance does not exceed the Cap+ Rate.
On the Strategy Term End Date, Index Strategy Earnings for an Index Strategy with Cap+ Rate are equal to the Index Strategy Basis multiplied by the Term End ISE Percentage.
An Index Strategy with Cap+ Rate’s Term End ISE Percentage is calculated as follows:
•
if the Index Performance is positive and greater than the Cap+ Rate, the Term End ISE Percentage is equal to the Cap+ Rate plus the Participation Rate multiplied by the Index Performance in excess of the Cap+ Rate;
•
if the Index Performance is positive and less than the Cap+ Rate, the Term End ISE Percentage is equal to the Index Performance;

•
if the Index Performance is zero or negative but within the Buffer, the Term End ISE Percentage is equal to zero; and
•
if the Index Performance is negative and exceeds the Buffer, the Term End ISE Percentage is equal to the Index Performance plus the Buffer. This results in a negative Term End ISE Percentage which means the Contract may experience a loss of principal and/or previous earnings. These losses could be significant.
The following are hypothetical examples to show how the Term End ISE Percentage would be calculated for an Index Strategy with Cap+ Rate under different market conditions.
•
Positive Index Performance that is less than Cap+ Rate
Index Performance = 5%
Participation Rate = 50% (Only applies to Index Performance above the Cap+ Rate)
Cap+ Rate= 10%
Buffer = 10%
Step 1: Compare Index Performance to Cap+ Rate (5% is less than 10%).
Note: Since Index Performance is less than Cap+ Rate the Participation Rate does not apply.
Term End ISE Percentage = 5%
•
Positive Index Performance that is greater than Cap+ Rate
Index Performance = 20%
Participation Rate = 50%
Cap+ Rate = 10%
Buffer = 10%
Step 1: Compare Index Performance to Cap+ Rate (Index Performance exceeds the Cap+ Rate by 10%)
Step 2: multiply the Index Performance in excess of the Cap+ Rate by the Participation Rate = 5% (10% x 50%)
Step 3: add Step 2 value to the Cap+ Rate = 15% (5% + 10%)
Term End ISE Percentage = 15%
•
Negative Index Performance that exceeds the Buffer
Index Performance = -20%
Participation Rate = 50%
Cap+ Rate= 10%
Buffer = 10%
Step 1: Compare Index Performance to Buffer = -10% (-20% plus the 10% Buffer = -10%)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = -10%
•
Negative Index Performance within the Buffer
Index Performance = -5%
Participation Rate = 50%
Cap+ Rate= 10%
Buffer = 10%
Step 1: Compare Index Performance to Buffer = 0% (-2% is within the 10% Buffer)
Note: The Participation Rate does not apply when Index Performance is negative.
Term End ISE Percentage = 0%
On any Business Day other than the Strategy Term End Date, Index Strategy Earnings for an Index Strategy with Cap+ Rate are calculated using the Daily ISE Percentage. See "Daily Index Strategy Earnings Percentage (Daily ISE Percentage)."
CURRENT INDEX STRATEGIES
The Contract currently offers the following Index Strategies:
1 Year Strategy Term Options
Cap Rate

Russell 2000 Index® 1 Year with Cap Rate & 10% Buffer
Nasdaq-100 Index® 1 Year with Cap Rate & 10% Buffer
MSCI EAFE Index 1 Year with Cap Rate & 10% Buffer
S&P 400® Index 1 Year with Cap Rate & 10% Buffer
S&P 500® Index 1 Year with Cap Rate & 10% Buffer
S&P 500® Index 1 Year with Cap Rate & 20% Buffer
Cap+ Rate
Russell 2000 Index® 1 Year with Cap+ Rate & 10% Buffer
S&P 500® Index 1 Year with Cap+ Rate & 10% Buffer
S&P 500® Index 1 Year with Cap+ Rate & 20% Buffer
3 Year Strategy Term Options
Cap Rate
Russell 2000 Index® 3 Year with Cap Rate & 10% Buffer
S&P 500® Index 3 Year with Cap Rate & 10% Buffer
S&P 500® Index 3 Year with Cap Rate & 20% Buffer
6 Year Strategy Term Options
Cap Rate
Russell 2000 Index® 6 Year with Cap Rate & 10% Buffer
S&P 500® Index 6 Year with Cap Rate & 10% Buffer
S&P 500® Index 6 Year with Cap Rate & 20% Buffer
ADDITIONAL INDEX INFORMATION
DESCRIPTION OF INDEXES
The following sections provide additional information for each Index currently offered under the Contract. Also see "Appendix A: Additional Index Disclosures."
MSCI EAFE Index (Ticker: MXEA)
The MSCI EAFE Index is designed to represent the performance of common stocks of large- and mid-capitalization companies across 21 developed markets, including countries in Europe, Australasia, and the Far East, excluding the U.S. and Canada. The Index is available for a number of regions and market segments/sizes and covers approximately 85% of the free float-adjusted market capitalization in each of the 21 countries. As of March 1, 2022, the Index had a capitalization range (from largest to smallest) of approximately $368.74 billion to $1.088 billion.
The Index is a price index and does not include dividends declared by any of the companies in the Index.
The index provider for this Index is MSCI Inc. MSCI Inc. is not affiliated with Nationwide.
Nasdaq-100 Index® (Ticker: NDX)
The Nasdaq-100 Index® is a large-cap growth index, which includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq Stock Market based on market capitalization.
This Index does not include dividends declared by any of the companies in this Index.
The index provider for this index is Nasdaq, Inc. Nasdaq, Inc is not affiliated with Nationwide.
Russell 2000 Index® (Ticker: RTY)
The Russell 2000® Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000 Index is a subset of the Russell 3000® Index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000 is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap opportunity set.

This Index does not include dividends declared by any of the companies in this Index.
The index provider for this index is the London Stock Exchange Group. The London Stock Exchange Group is not affiliated with Nationwide.
S&P 400® Index (Ticker: MID)
The S&P 400® Index provides investors with a benchmark for mid-sized companies. The index is designed to measure the performance of 400 mid-sized companies, reflecting the distinctive risk and return characteristics of this market segment.
This Index does not include dividends declared by any of the companies in this Index.
The index provider for this index is SPDJI. SPDJI is not affiliated with Nationwide.
S&P 500® Index (Ticker: SPX)
The S&P 500® Index is widely regarded as the best single gauge of large-cap U.S. equities. The Index includes 500 leading companies and captures approximately 80% coverage of available market capitalization.
This Index does not include dividends declared by any of the companies in this Index.
The index provider for this Index is SPDJI. SPDJI is not affiliated with Nationwide.
UNAVAILABLE INDEX VALUES
If an Index Value is not provided to Nationwide by an Index provider or is otherwise unavailable on a Business Day, the Index Value will be the closing value of the Index for the previous Business Day. If an Index provider later publishes an Index Value for a business day when the Index Value was not provided to Nationwide or was otherwise not available Nationwide will recalculate the impacted transactions and Contract Values according to the Index Value provided to Nationwide by the Index provider. This recalculation could result in changes to transactions, Index Values, and Contract Values that occurred when an Index Value was not published by an Index provider.
INDEX SUBSTITUTION DURING A STRATEGY TERM
The Index for an Index Strategy generally will not change for the duration of an ongoing Strategy Term. However, Nationwide reserves the right to substitute the Index during a Strategy Term at any time, in limited circumstances. Subject to any applicable regulatory approval, Nationwide may substitute the Index if (a) the Index is discontinued or (b) there is a substantial change to the calculation of the Index. If Nationwide substitutes an Index, the new Index will be similar in composition to the old Index. Nationwide will seek to notify the Contract Owner at least 30 days prior to substituting an Index for any Index Strategy in which the Contract Owner is invested. However, in the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of Nationwide’s control, Nationwide will provide notice of the substitution as soon as practicable.
If Nationwide substitutes an Index during a Strategy Term, the Index Performance for the Index Strategy will be equal to the result of compounding the performance of the old index prior to the substitution date and the performance of the new index after the substitution date. This is equal to (1+A) x (1+B) -1 where:
•
A is equal to the percentage change in the value of the old Index between the first day of the Strategy Term (or the first day during the Strategy Term on which the old Index was used, whichever is later) and the value of the Index on the date of substitution; and
•
B is equal to the percentage change in the value of the new Index between the date of substitution and the relevant later date in the Strategy Term.
For example, assume that Nationwide substitutes the Index for an Index Strategy on a date during the Strategy Term. Also assume that the Index Performance for the old Index between the first day of the Strategy Term and the substitution date was +10%, and that the Index Performance for the new Index between the substitution date and the Strategy Term End Date was -5%. In this scenario, the Index Performance between the first day of the Strategy Term and the Strategy Term End Date would be +4.5%, i.e. (1+10%) x (1 + -5%) -1.

ACTIONS ON STRATEGY TERM END DATES
GENERAL
The following options are available at the end of a Strategy Term:
•
Reinvest some or all of the Contract Value in the same Strategy for another Strategy Term (with the new Crediting Factors that Nationwide declares for the upcoming Strategy Term), assuming that the Strategy is available for investment.
•
Transfer some or all of the Contract Value to another Strategy that is available for investment for a Strategy Term (with the new Crediting Factors that Nationwide declares for the upcoming Strategy Term).
•
Take a partial withdrawal or fully surrender the Contract, which may be assessed a CDSC and MVA, depending on the Remaining Free Withdrawal Amount.
At least 30 days prior to a Strategy Term End Date, Nationwide will send a notification to the Contract Owner stating (i) the Strategies that will be available for investment, (ii) their respective Crediting Factors for the upcoming Strategy Term, and (iii) how to communicate the Contract Owner’s instructions to Nationwide.
If Nationwide does not receive instructions from the Contract Owner prior to the close of business on the Strategy Term End Date (or if the Strategy Term End Date is not a Business Day, then at least one Business Day prior to the Strategy Term End Date), the Contract Value will remain allocated to the currently elected Strategies using the Crediting Factors applicable for the upcoming Strategy Term. If an Index Strategy is not available for reinvestment, the entire Index Strategy Value allocated to the Index Strategy will be transferred to the Fixed Strategy.
TRANSFERS BETWEEN STRATEGIES
On a Strategy Term End Date, the Contract Owner may transfer free of charge some or all of the Contract Value in the maturing Strategy to another Strategy that is available for investment.
Except under the Performance Lock feature, transfers from a Strategy are not permitted other than on its Strategy Term End Date. Transfers into a Strategy are not permitted if its Strategy Term is ongoing.
If the Strategy Term End Date is a Business Day, a transfer request must be received by the Service Center prior to the close of business on that Business Day. If Nationwide does not receive a transfer request prior to the close of business on that Business Day, the transfer will not occur. If the Strategy Term End Date is not a Business Day, a transfer request must be received by the Service Center at least one Business Day prior to the Strategy Term End Date. If Nationwide does not receive a transfer request at least one Business Day prior to the Strategy Term End Date, the transfer will not occur. Transfer requests may be submitted in writing to the Service Center and must be signed by the Contract Owner. At Nationwide’s discretion, it may accept transfer requests by telephone or, if available, by Internet.
A transfer request will not be deemed to be received by the Service Center until it is in good order. To be in good order, the transfer request must identify:
•
the Contract number;
•
The date of the first day of the upcoming Strategy Term;
•
The Strategy (or Strategies) from which Contract Value is being transferred out; and
•
The Strategy (or Strategies) from which Contract Value is being transferred in.
A full transfer out of the Fixed Strategy Value to an Index Strategy is subject to minimum amounts required by state law. Nationwide guarantees that any full transfer out of the Fixed Strategy Value will be at least equal to the minimums required by state law.
PERFORMANCE LOCK
GENERAL
The Performance Lock feature provides the Contract Owner with a one-time transfer during a Strategy Term of the full Index Strategy Value to the Fixed Strategy. Nationwide assesses a fee for a Performance Lock. For each Index Strategy, the Performance Lock feature may be exercised only once during a Strategy Term. If Contract Value is allocated to multiple Index Strategies, the Performance Lock may be exercised for any, all, or none of the Index Strategies during their respective Strategy Terms. The Contract Owner can request a Performance Lock for only the full Index Strategy Value. Requests for a Performance Lock of partial amounts of an Index Strategy’s Index Strategy Value will not be accepted. A Performance Lock once exercised is irrevocable.
On any Business Day other than the Strategy Term End Date, the Contract Owner may submit a request to the Service Center to exercise a Performance Lock. If Nationwide receives the request prior to the close of business on a Business Day, the Index Strategy Value transferred to the Fixed Strategy will be the Index Strategy Value at the end of the Business Day on which the Performance Lock request is received by Nationwide, less the Performance Lock Fee. If the Performance Lock request is received by Nationwide on a day that is not a Business Day, or after the close of a Business Day, Nationwide will use the next Business Day’s Index Strategy Value, less the Performance Lock Fee.
The Performance Lock Fee is calculated as follows:
Index Strategy Value subject to Performance Lock Request	X	[...]%	X	Number of years remaining in the Strategy Term (partial years are rounded up to the next full year)
See "Performance Lock Fee" and "Performance Lock Risk" for additional information on the Performance Lock Fee and the risks associated with the Performance Lock.
If there is no Contract Value allocated to the Fixed Strategy and a Performance Lock is exercised, the date the Index Strategy Value is transferred into the Fixed Strategy is considered the first day of the Fixed Strategy’s Strategy Term and the Strategy Term End Date will be the next Contract Anniversary.
Performance Lock Example
Assume a Contract Owner is allocated to an Index Strategy with a 6-year Strategy Term and the Contract Owner requests a Performance Lock with 4 years and 10 months remaining in the Strategy Term. Also assume that at the end of the Business Day on the day the Performance Lock is processed the Index Strategy Value is $142,000. The amount of Index Strategy Value transferred to the Fixed Strategy will be $[…] ($142,000 minus the Performance Lock Fee of $142,000 x [...]% x 5 years (4 years and 10 months is rounded up to the next full year)).
The amount transferred into the Fixed Strategy will earn interest at the Fixed Strategy Rate until the next Contract Anniversary at which time the Contract Owner can elect to either transfer out of the Fixed Strategy to an available Index Strategy or remain in the Fixed Strategy subject to a newly declared Fixed Strategy Rate.
PERFORMANCE LOCKS EXERCISED WITHIN 45 DAYS OF A CONTRACT ANNIVERSARY
If a Performance Lock is requested within 45 days prior to a Contract Anniversary, the Contract Owner will not receive notification of the available Strategies and applicable Crediting Factors 30 days prior to the Fixed Strategy’s Strategy Term End Date as described in the "Actions on Strategy Term End Dates" section. Instead, the following will apply:
•
If the Performance Lock is requested through Nationwide’s Service Center via the website or by telephone, the Contract Owner will receive the available Strategies and Crediting Factors at the time of the request; or
•
If the Performance Lock is requested by mail, the Contract Owner will need to contact the Service Center for the available Strategies and applicable Crediting Factors prior to the Strategy Term End Date.
Once the Contract Value has been transferred into the Fixed Strategy, if no election is made prior to the Fixed Strategy’s Strategy Term End Date, the amount allocated to the Fixed Strategy as a result of the Performance Lock will remain in the Fixed Strategy for the next Strategy Term at the Fixed Strategy Rate in effect for that Strategy Term.
VALUING THE CONTRACT
CONTRACT VALUE AND STRATEGY VALUES
The Contract Value is calculated each Business Day and is the sum of the Fixed Strategy Value and the Index Strategy Values for each of the Index Strategies.
The Fixed Strategy Value is equal to the amount allocated to the Fixed Strategy plus any interest credited.
The Index Strategy Value is calculated separately for each Index Strategy and is equal to the Index Strategy’s Index Strategy Basis plus the Index Strategy Earnings (which may be positive, negative, or equal to zero).

INDEX STRATEGY BASIS
The Index Strategy Basis is a value used to calculate the Index Strategy Value and the Index Strategy Earnings. The Index Strategy Basis is not a cash value under the Contract and cannot be surrendered.
On the first day of a Strategy Term, the Index Strategy Basis of an Index Strategy equals the amount allocated to the Index Strategy. On any day during a Strategy Term other than the Strategy Term End Date, the Index Strategy Basis is equal to the Index Strategy Basis on the first day of the Strategy Term minus any partial withdrawals (including any applicable CDSC), fees, or premium taxes, and plus any MVA that occurred during the Strategy Term. On the Strategy Term End Date, after the Index Strategy Value is calculated, the Index Strategy Basis is reset to equal the Index Strategy Value.
Partial withdrawals, fees, and premium taxes reduce the Index Strategy Basis in the same proportion that the partial withdrawal, fee, or premium tax reduced the Index Strategy’s Index Strategy Value on the date the transaction occurs. Specifically, the reduction to an Index Strategy’s Index Strategy Basis is calculated as follows:
Total partial withdrawal, fee, and/or premium tax deducted from Index Strategy Value on a specific date	X	Index Strategy Basis on the date of the transaction
Index Strategy Value on the date of the transaction
The Index Strategy Basis will also increase during a Strategy Term if an adjustment is made to the Index Strategy Value under the Return of Premium Death Benefit Option. The Strategy Basis will increase by the same percentage that the Strategy Value increased due to this adjustment.
SURRENDER VALUE
The Surrender Value is the amount available upon full surrender of the Contract. The Surrender Value is equal to the Contract Value less any applicable CDSC and premium taxes, and plus any applicable MVA. Nationwide may deduct taxes from the Surrender Value.
A full surrender of the Fixed Strategy Value is subject to minimum amounts required by state law. Nationwide guarantees that any full surrender of the Fixed Strategy Value will be at least equal to the minimums required by state law.
INDEX STRATEGY EARNINGS
Index Strategy Earnings can be positive, negative, or equal to zero. How Index Strategy Earnings are calculated depends on the day of the Strategy Term in which they are calculated.
TERM END INDEX STRATEGY EARNINGS PERCENTAGE (TERM END ISE PERCENTAGE)
On the Strategy Term End Date, Index Strategy Earnings equal the Index Strategy Basis on the Strategy Term End Date multiplied by the Term End ISE Percentage.
Term End ISE Percentage Calculation for Index Strategies with Cap Rates
The Term End ISE Percentage for an Index Strategy with Cap Rate is calculated as follows:
•
if the Index Performance multiplied by the Participation Rate is positive and greater than or equal to the Index Strategy’s Cap, the Term End ISE Percentage is equal to the Cap Rate;
•
if the Index Performance multiplied by the Participation Rate is positive but less than the Index Strategy’s Cap Rate, the Term End ISE Percentage is equal to the Index Performance multiplied by the Participation Rate;
•
if the Index Performance is zero or negative but within the Buffer, the Term End ISE Percentage is equal to zero; and
•
if the Index Performance is negative and exceeds the Buffer, the Term End ISE Percentage is equal to the Index Performance plus the Buffer, which results in a loss.
See "Index Strategies with Cap Rates" for more information and examples of the calculations.
Term End ISE Percentage Calculation for Index Strategies with Cap+ Rates
The Term End ISE Percentage for an Index Strategy with Cap+ Rate is calculated as follows:

•
if the Index Performance is positive and greater than the Cap+ Rate, the Term End ISE Percentage is equal to the Cap+ Rate plus the Participation Rate multiplied by the Index Performance in excess of the Cap+ Rate;
•
if the Index Performance is positive and less than the Cap+ Rate, the Term End ISE Percentage is equal to the Index Performance;
•
if the Index Performance is zero or negative but within the Buffer, the Term End ISE Percentage is equal to zero; and
•
if the Index Performance is negative and exceeds the Buffer, the Term End ISE Percentage is equal to the Index Performance plus the Buffer.
See "Index Strategies with Cap+ Rates" for more information and examples of the calculations.
DAILY INDEX STRATEGY EARNINGS PERCENTAGE (DAILY ISE PERCENTAGE)
On any day other than the Strategy Term End Date, Nationwide uses the Daily ISE Percentage to calculate Index Strategy Earnings. A Daily ISE Percentage is calculated separately for each Index Strategy in which Contract Value is allocated. The Daily ISE Percentage uses a proxy fair market value methodology to value hypothetical investments in derivatives that provide an estimated present value of what the Term End ISE Percentage will be on the Strategy Term End Date.
The estimated present value takes into account the impact of the applicable Buffer, Cap Rate, Cap+ Rate, and Participation Rate, however, they do not apply to the same extent that they do when calculating the Term End ISE Percentage. Instead, when calculating the Daily ISE Percentage, Nationwide calculates a proxy fair market value of the hypothetical investments in derivatives that represent Nationwide’s obligation to provide the Buffer, Cap Rate, Cap+ Rate, and Participation Rate. As a result, the Buffer does not provide the same level of protection when calculating the Daily ISE Percentage that it does when calculating the Term End ISE Percentage. Prior to the Strategy Term End Date, the Index Strategy Value may reflect losses that are within or that exceed the Buffer and those losses may be realized if a Death Benefit is calculated or if the Contract Owner takes a withdrawal, exercises a Performance Lock or the Right to Examine and Cancel provision, or begins Annuitization.
The Daily ISE Percentage is not directly related to the Index Performance (although Index Performance impacts the Daily ISE Percentage calculation). The Daily ISE Percentage may be negative even when the Index Performance is positive due to market factors that impact the inputs that Nationwide uses to value the hypothetical investment in the derivatives. In addition, the Daily ISE Percentage may be less than the Index Performance when the Index Performance is positive, particularly earlier in a Strategy Term.
For each Index Strategy, the Daily ISE Percentage calculation compares the value of the hypothetical derivatives on the first day of the Strategy Term to the value of the hypothetical derivatives on the date the Daily ISE Percentage is calculated. The difference is then adjusted for the amount of time that has elapsed during the Strategy Term multiplied by the value of the hypothetical derivatives on the first day of the Strategy Term.
More specifically, the Daily ISE Percentage is calculated using the following formula:
A – B + (t/T) x B, where:
A: A proxy of the fair value, as of the current date, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
B: A proxy of the fair value, as of the first day of the Strategy Term, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
t: Time elapsed since the first day of the Strategy Term, in years
T: Strategy Term length
See "Appendix D: Daily Index Strategy Earnings Percentage" for more information and examples of the Daily ISE Percentage calculation.
WITHDRAWALS
The Contract Owner may take a partial withdrawal or full surrender of the Contract at any time prior to the Annuitization Date or the death of the Annuitant. Withdrawals from the Contract may be subject to a CDSC and MVA. Withdrawals from the Contract may also be subject to federal income tax and/or a tax penalty (see "Contract Types and Federal Tax Considerations").

The Contract Owner must submit a request for a partial withdrawal or full surrender to the Service Center. Nationwide will not process a request until it is received by Nationwide in good order. Nationwide will not consider the request to be in good order unless the request (i) is in writing or another form that Nationwide deems acceptable and (ii) includes all the information necessary for Nationwide to process the request. For a partial withdrawal, the withdrawal must be at least $100. Nationwide reserves the right to require that the signature(s) associated with any partial withdrawal or full surrender request be guaranteed by a qualifying institution or other firm qualified to give such a guaranty.
Nationwide has the right to suspend or delay the date of any partial withdrawal or full surrender payment when the partial withdrawal or full surrender request is in a form that is not acceptable to Nationwide. Nationwide further reserves the right to delay payment of a partial withdrawal or full surrender for up to six months from the date the request is received by Nationwide, subject to regulatory approval.
When Nationwide receives a completed partial withdrawal or full surrender request (including all information necessary for Nationwide to process the partial withdrawal or full surrender), Nationwide will process the request by deducting the amount requested from the Contract Value. The amount received by the Contract Owner will be equal to the amount of the partial withdrawal or full surrender requested, minus any applicable CDSC and any applicable taxes (including premium taxes), plus any applicable MVA.
Unless otherwise specified by the Contract Owner, partial withdrawals will be taken proportionally from the Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the request. In addition, partial withdrawals reduce the Index Strategy Basis in the same proportion that the partial withdrawal reduces the Index Strategy’s Index Strategy Value on the date the partial withdrawal occurs.
If a full surrender of the Contract is requested, the Contract Owner will receive the Surrender Value. See "Surrender Value." A full surrender terminates the Contract.
For tax purposes, a withdrawal will be treated as a withdrawal of earnings first.
PARTIAL WITHDRAWAL TREATED AS A FULL SURRENDER
Nationwide may treat a request for a partial withdrawal as a request for a full surrender of the Contract if: (a) the partial withdrawal would reduce the Contract Value to an amount less than $5,000; and (b) the Purchase Payment minus the sum of any withdrawals is less than $5,000.
SYSTEMATIC WITHDRAWALS
The Contract Owner may elect in writing on a form provided by Nationwide to take systematic withdrawals of a specified dollar amount on a monthly, quarterly, semi-annual, or annual basis. The minimum withdrawal amount allowed for this type of systematic transaction is $100. A CDSC and MVA may apply to systematic withdrawals. Unless otherwise instructed, Nationwide will withhold federal income taxes from each systematic withdrawal. Unless otherwise specified, systematic withdrawals will be taken proportionally from Strategies in which the Contract Owner is allocated based on the Contract Value in the Strategies at the time of the systematic withdrawal. Systematic withdrawals may be discontinued at any time by notification to Nationwide in writing or other form acceptable to Nationwide.
Systematic withdrawals are not available prior to the expiration of the Right to Examine and Cancel period. See "Right to Examine and Cancel."
DEATH BENEFIT AND SUCCESSION RIGHTS
DEATH PRIOR TO ANNUITIZATION
Death of Contract Owner who is not the Annuitant
If the deceased Contract Owner (or Joint Owner) is not an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, no Death Benefit is payable. Under such circumstances, contractual rights under the Contract will succeed as follows:
1)
Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor becomes the sole Contract Owner. The Contract otherwise continues uninterrupted.
2)
Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.

3)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) becomes (become) the new contract owner for purposes of the Code.
4)
Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner becomes the new Contract Owner.
Death of Contract Owner who is the Annuitant
If the deceased Contract Owner (or Joint Owner) is an Annuitant, and the deceased Contract Owner (or Joint Owner) dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.
If there is Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. There will no longer be a Contingent Annuitant under the Contract.
If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:
1)
Contract Owner / Joint Owner. If there is a surviving Contract Owner or Joint Owner, the survivor is entitled to the Death Benefit.
2)
Beneficiary(ies). If there is no surviving Contract Owner or Joint Owner, the Beneficiary(ies) is (are) entitled to the Death Benefit.
3)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.
4)
Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.
Death of Annuitant who is not the Contract Owner
If the deceased Annuitant is not the Contract Owner (or Joint Owner), and the deceased Annuitant dies before the Annuitization Date while the Contract is in force, the Death Benefit may or may not become payable depending on whether there is a Contingent Annuitant.
If there is a Contingent Annuitant, the Contingent Annuitant takes the place of the deceased Annuitant under the Contract and no Death Benefit is payable. The Contract otherwise continues without interruption and there will no longer be a Contingent Annuitant under the Contract.
If there is no Contingent Annuitant, the Death Benefit becomes payable. Rights to the Death Benefit will be as follows:
1)
Beneficiary(ies). The Beneficiary(ies) is (are) entitled to the Death Benefit.
2)
Contingent Beneficiary(ies). If there is no surviving Beneficiary, the Contingent Beneficiary(ies) is (are) entitled to the Death Benefit.
3)
Last Surviving Contract Owner's or Joint Owner’s Estate. If there is no surviving Contingent Beneficiary, the estate of the last surviving Contract Owner or Joint Owner is entitled to the Death Benefit.
DEATH AFTER ANNUITIZATION
After the Annuitization Date, under no circumstances will the Death Benefit become payable. All payments under the Contract depend on the annuity payment option selected.
PAYMENT OF THE DEATH BENEFIT
When the Death Benefit becomes payable, Nationwide will not pay the Death Benefit until it receives in writing at the Service Center each of the following:
•
Proper proof of death;
•
Instructions regarding the method of distribution; and
•
Any forms required by a state or other jurisdiction.
Proper proof of death includes:
•
A certified copy of the death certificate of the deceased Annuitant;

•
A copy of a certified decree of a court of competent jurisdiction as to the finding of death;
•
A written statement by a medical doctor who attended the deceased; or
•
Any other proof of death that we deem acceptable.
The methods of distribution depend on the person (or people) to whom the Death Benefit will be paid. Under all circumstances, the method of distribution selected must comply with any applicable requirements under the Code.
The following applies to the payment of the Death Benefit:
1)
If the person entitled to receive the Death Benefit is the surviving spouse of the deceased Contract Owner, the surviving spouse can do one of the following:
a.
Elect to receive their portion of the Death Benefit as a lump sum;
b.
Elect to receive their portion of the Death Benefit as an annuity;
c.
Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide; or
d.
Elect to continue the Contract with his or her portion of the Death Benefit and become the new Contract Owner.
2)
For any other person(s) entitled to receive the Death Benefit, he or she can do one of the following:
a.
Elect to receive their portion of the Death Benefit as a lump sum;
b.
Elect to receive their portion of the Death Benefit as an annuity; or
c.
Elect to receive their portion of the Death Benefit as any distribution that is permitted by state and federal regulations and is acceptable to Nationwide.
Premium taxes may be deducted from the Death Benefit.
If the Contract has more than one Beneficiary entitled to the Death Benefit, the Contract Value will continue to be allocated to the applicable Strategies until the first Beneficiary provides Nationwide with all the information necessary to pay that Beneficiary’s portion of the Death Benefit. At the time the first Beneficiary’s proceeds are paid, the remaining portion(s) of the Death Benefit that is allocated to the Strategies will be reallocated to the Fixed Strategy until instructions are received from the remaining Beneficiary(ies).
Except for a surviving spouse that is continuing the Contract, if any Beneficiary entitled to receive the Death Benefit elects to continue the Contract as the new contract owner or becomes a beneficial owner of the Contract, the Beneficiary’s entire portion of the Death Benefit will be automatically reallocated to the Fixed Strategy. This reallocation to the Fixed Strategy will occur on the date the Beneficiary’s election is received in good order. The Fixed Strategy’s Strategy Term will begin on the date the Beneficiary’s portion of the Death Benefit is reallocated to the Fixed Strategy. For as long as Nationwide declares Fixed Strategy Rates for new business, the Fixed Strategy Rate will be the new business Fixed Strategy Rate in effect on the date the Beneficiary’s portion of the Death Benefit is reallocated to the Fixed Strategy. If Nationwide no longer declares new business Fixed Strategy Rates, Nationwide will declare Fixed Strategy Rates for beneficially owned contracts at its sole discretion which are guaranteed to be at least 0.25%.
For a surviving spouse that continues the Contract under the Spousal Protection Feature, see "Spousal Protection Feature" below. A surviving spouse that is continuing the Contract under the Spousal Protection Feature will not be reallocated to the Fixed Strategy as described above.
CALCULATION OF THE DEATH BENEFIT
An applicant may elect either the standard Death Benefit (Contract Value) or an available death benefit option that is offered under the Contract for an additional charge. If no election is made at the time of application, the Death Benefit will be the standard Death Benefit.
Standard Death Benefit (Contract Value)
Prior to the Annuitization Date, the Death Benefit is equal to the Contract Value on the date the Death Benefit is payable.

Return of Premium Death Benefit Option
Prior to the Annuitization Date, the Death Benefit is equal to the greater of the following on the date the Death Benefit is payable:
1)
Contract Value; or
2)
the Purchase Payment made to the Contract reduced by any partial withdrawals in the proportion that such partial withdrawal reduced the Contract Value on the date of the partial withdrawal.
On the date the Death Benefit is payable, the Contract Value is adjusted to equal the greater of the Contract Value on that date or the Purchase Payment reduced by the adjustment for any partial withdrawals. This adjustment to the Contract Value is considered payment of the Death Benefit. Unless a surviving spouse is continuing the Contract under the Spousal Protection Feature (see "Spousal Protection Feature"), the Death Benefit will be paid in accordance with the "Payment of the Death Benefit" section.
After the Death Benefit is paid, partial withdrawals or a full surrender are not subject to a CDSC or MVA.
Impact of Ownership Changes and Assignment on the Death Benefit
If the Contract Owner is changed, or if the Contract is assigned, prior to the Death Benefit becoming payable, the Death Benefit will equal the Surrender Value, except in any of the following circumstances:
1)
The new Contract Owner or assignee assumes full ownership of the Contract. We reserve the right to determine when such circumstances occur in our sole discretion. Examples of such circumstances may include (a) when ownership is transferred from an individual to a revocable trust for the benefit of the same individual; (b) when ownership changes due to a change in a Contract Owner’s spouse; or (c) when ownership changes because there is a change to a court appointed guardian representing the Contract Owner during the Contract Owner’s lifetime.
2)
Ownership of a Contract as an IRA or Roth IRA is being changed from one custodian to another, from the Contract Owner to a custodian, or from a custodian to the Contract Owner.
3)
The assignment is for the purpose of effectuating an exchange pursuant to Section 1035 of the Code.
4)
The change is the removal of a Contract Owner or Joint Owner when the Contract is jointly owned.
SPOUSAL PROTECTION FEATURE
The Death Benefit (whether (1) Return of Premium Death Benefit, or (2) standard Death Benefit (Contract Value)) includes a Spousal Protection Feature at no additional charge. The Spousal Protection Feature is not available for contracts issued as Charitable Remainder Trusts. The Spousal Protection Feature allows the surviving spouse to continue the contract while receiving any economic benefit of the Death Benefit upon the death of the other spouse. When the surviving spouse continues the Contract under the Spousal Protection Feature, the Contract will remain allocated to the same Strategies through the end of the current Strategy Terms, and the Death Benefit will not be automatically reallocated to the Fixed Strategy. After the first Death Benefit is paid, neither CDSC nor MVA will apply to any partial withdrawal or a full surrender. Upon the death of the surviving spouse, provided such death occurs before the Annuitization Date, the Death Benefit will again become payable.
The Spousal Protection Feature is available provided the conditions described below are satisfied:
1)
One or both spouses (or a revocable trust of which either or both of the spouses is/are grantor(s)) must be named as the Contract Owner. For contracts issued as an IRA or Roth IRA, only the person for whom the IRA or Roth IRA was established may be named as the Contract Owner;
2)
The spouses must be Co-Annuitants;
3)
On the date the application is signed, both spouses must be age 85 or younger; however, for the Return of Premium Death Benefit Option, both spouses must be age 75 or younger at the time of application;
4)
Both spouses must be named as Beneficiaries;
5)
No person other than the spouse may be named as Contract Owner, Annuitant, Contingent Annuitant, or primary beneficiary;

6)
If both spouses are alive upon Annuitization, the Contract Owner must specify which spouse is the Annuitant upon whose continuation of life any annuity payments involving life contingencies depend (for an IRA or Roth IRA contract, this person must be the Contract Owner); and
7)
If the Contract Owner requests to add a Co-Annuitant after the Date of Issue, the date of marriage must be after the Date of Issue and Nationwide will require the Contract Owner to provide a copy of the marriage certificate. In addition, the Co-Annuitant that is added must have been no older than age 85 on the date the application was signed if the standard Death Benefit applies, or no older than age 75 on the date the application was signed if the Return of Premium Death Benefit Option applies.
If a Co-Annuitant dies before the Annuitization Date, the surviving spouse may continue the Contract as its sole Contract Owner, and the following applies:
•
Standard Death Benefit (Contract Value). No adjustment is made to the Contract Value, and the continuation of the Contract by the surviving spouse is considered payment of the first Death Benefit.
•
Return of Premium Death Benefit Option. Where the Contract Value is greater than the Purchase Payment, less an adjustment for amounts withdrawn, then no adjustment is made to the Contract Value. Otherwise, the Contract Value is adjusted to equal the Purchase Payment, less an adjustment for amounts withdrawn. The adjustment to each Strategy’s Strategy Value will be made proportionally based on the Contract Value in the Strategies at the time the adjustment is made. Additionally, each Index Strategy’s Index Strategy Basis will increase by the same percentage that the Index Strategy Value increased due to this adjustment. This adjustment, if any, is considered payment of the first Death Benefit.
After the Contract is continued by the surviving spouse, the Contract Value may increase or decrease, and partial withdrawals or a full surrender are not subject to a CDSC or MVA. The surviving Co-Annuitant may then name a new Beneficiary but may not name another Co-Annuitant. If the surviving spouse dies before the Annuitization Date, the second Death Benefit becomes payable.
If the marriage of the Co-Annuitants terminates due to divorce, dissolution, or annulment, the Spousal Protection Feature terminates and the Contract Owner is not permitted to cover a subsequent spouse.
The Spousal Protection Feature may not apply if certain changes to the parties or assignments are made to the Contract. Contract Owners contemplating changes to the parties to the Contract, including assignments, should contact their financial professional to determine how the changes impact the Spousal Protection Feature.
ANNUITY COMMENCEMENT DATE
The Annuity Commencement Date is the date on which annuity payments are scheduled to begin. Generally, the Contract Owner designates the Annuity Commencement Date at the time of application. If no Annuity Commencement Date is designated at the time of application, Nationwide will establish the Annuity Commencement Date as the date the Annuitant reaches age 90. The Contract Owner may initiate a change to the Annuity Commencement Date at any time. Additionally, Nationwide will notify the Contract Owner approximately 90 days before the impending Annuity Commencement Date of the opportunity to change the Annuity Commencement Date or Annuitize the Contract.
Any request to change the Annuity Commencement Date must meet the following requirements:
•
the request is made prior to the Annuitization Date;
•
the requested date is at least two years after the Date of Issue;
•
the requested date is not later than the first day of the first calendar month after the Annuitant’s 115th birthday unless approved by Nationwide; and
•
the request for change is made in writing, submitted to the Service Center and approved by Nationwide.
Generally, Nationwide will not initiate Annuitization until specifically directed to do so. However, for Non-Qualified Contracts only, Nationwide will automatically initiate Annuitization within 45 days after the Annuity Commencement Date (whether default or otherwise), unless (1) Nationwide has had direct contact with the Contract Owner (indicating that the contract is not abandoned); or (2) the Contract Owner has taken some type of action which is inconsistent with the desire to annuitize.

ANNUITIZING THE CONTRACT
ANNUITIZATION
Annuitization is the period during which annuity payments are received. Annuitization is irrevocable once annuity payments have begun. Upon the Annuitization Date, the Annuitant must elect an annuity payment option.
Annuity purchase rates are used to determine the amount of the annuity payments based upon the annuity payment option elected. Actual purchase rates used to determine annuity payments will be those in effect on the Annuitization Date. Annuity benefits at the time of their commencement will not be less than those that would be provided by the application of the Surrender Value to purchase a single premium immediate annuity contract at purchase rates offered by Nationwide at the time to the same class of annuitants.
Any optional death benefit that the Contract Owner elects will automatically terminate upon Annuitization.
Fixed Annuity Payments
Fixed annuity payments provide for level annuity payments. Premium taxes are deducted prior to determining fixed annuity payments. The fixed annuity payments will remain level unless the annuity payment option provides otherwise.
Frequency and Amount of Payments
Annuity payments are based on the annuity payment option elected.
Nationwide reserves the right to change the frequency of payments if the amount of any payment becomes less than $100. The payment frequency will be changed to an interval that will result in payments of at least $100. Nationwide will send annuity payments no later than 10 Business Days after each annuity payment date.
Annuity Payment Options
The Annuitant must elect an annuity payment option before the Annuitization Date. If the Annuitant does not elect an annuity payment option, the fixed single life annuity with 240 monthly payments guaranteed annuity payment option will be assumed as the automatic form of payment upon Annuitization. Once elected or assumed, the annuity payment option may not be changed.
Not all of the annuity payment options may be available in all states. Additionally, the annuity payment options available may be limited based on the Annuitant’s age (and the joint annuitant’s age, if applicable) or requirements under the Code.
Nationwide reserves the right to refuse any purchase payment that would result in the cumulative total for all contracts issued by Nationwide on the life of any one Annuitant or owned by any one Contract Owner to exceed $1,000,000. If a Contract Owner does not submit purchase payments in excess of $1,000,000, or if Nationwide has refused to accept purchase payments in excess of $1,000,000, the references in this provision to purchase payments in excess of $1,000,000 will not apply. If the Contract Owner is permitted to submit purchase payments in excess of $1,000,000, additional restrictions apply, as follows.
Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Less Than or Equal to $2,000,000
If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Surrender Value annuitized is less than or equal to $2,000,000, the annuity payment options available are:
•
Single life;
•
Joint and survivor; and
•
Single life with a 10 or 20 year term certain.
Each of the annuity payment options is discussed more thoroughly below.
Single Life
The single life annuity payment option provides for annuity payments to be paid during the lifetime of the Annuitant. This option is not available if the Annuitant is 86 or older on the Annuitization Date.

Payments will cease with the last payment before the Annuitant’s death. For example, if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one payment. The Annuitant will only receive two annuity payments if he or she dies before the third payment date, and so on. No death benefit will be paid.
No withdrawals other than the scheduled annuity payments are permitted.
Joint and Survivor
The joint and survivor annuity payment option provides for annuity payments to continue during the joint lifetimes of the Annuitant and joint annuitant. After the death of either the Annuitant or joint annuitant, payments will continue for the life of the survivor. This option is not available if the Annuitant or joint annuitant is 86 or older on the Annuitization Date.
Payments will cease with the last payment due prior to the death of the last survivor of the Annuitant and joint annuitant. As is the case of the single life annuity payment option, there is no guaranteed number of payments. Therefore, it is possible that if the Annuitant dies before the second annuity payment date, the Annuitant will receive only one annuity payment. No death benefit will be paid.
No withdrawals other than the scheduled annuity payments are permitted.
Single Life with a 10 or 20 Year Term Certain
The single life with a 10 or 20 year term certain annuity payment option provides that monthly annuity payments will be paid during the Annuitant’s lifetime or for the term selected, whichever is longer. The term may be either 10 or 20 years.
If the Annuitant dies before the end of the 10 or 20 year term, payments will be paid to the beneficiary for the remainder of the term.
No withdrawals other than the scheduled annuity payments are permitted.
Any Other Option
Annuity payment options not set forth in this provision may be available. Any annuity payment option not set forth in this provision must be approved by Nationwide.
Annuity Payment Options for Contracts with Total Purchase Payments and/or Surrender Value Annuitized Greater Than $2,000,000
If, at the Annuitization Date, the total of the purchase payment made to the contract and/or the Contract Value to be annuitized is greater than $2,000,000, Nationwide may limit the annuity payment option to the longer of:
1)
a fixed single life annuity with a 20 year term certain; or
2)
a fixed single life annuity with a term certain to age 95.
ANNUITIZATION OF AMOUNTS GREATER THAN $5,000,000
Additionally, Nationwide may limit the amount that may be annuitized on a single life to $5,000,000. If the total amount to be annuitized is greater than $5,000,000 under this contract and/or for all Nationwide issued annuity contracts with the same Annuitant, the Contract Owner must:
1)
reduce the amount to be annuitized to $5,000,000 or less by taking a partial withdrawal from the Contract;
2)
reduce the amount to be annuitized to $5,000,000 or less by exchanging the portion of the Contract Value in excess of $5,000,000 to another annuity contract; or
3)
annuitize the portion of the Contract Value in excess of $5,000,000 under an annuity payment option with a term certain, if available.

CONTRACT TYPES AND FEDERAL TAX CONSIDERATIONS
Types of Contracts
The contracts described in this prospectus are classified according to the tax treatment to which they are subject under the Code. Following is a general description of the various contract types. Eligibility requirements, tax benefits (if any), limitations, and other features of the contracts will differ depending on contract type.
Non-Qualified Contracts
A Non-Qualified Contract is a contract that does not qualify for certain tax benefits under the Code, such as deductibility of purchase payments, and which is not an IRA, Roth IRA, SEP IRA, or Simple IRA.
Upon the death of the owner of a Non-Qualified Contract, mandatory distribution requirements are imposed to ensure distribution of the entire balance in the contract within a required period.
Non-Qualified Contracts that are owned by natural persons allow the deferral of taxation on the income earned in the contract until it is distributed or deemed to be distributed. Non-Qualified Contracts that are owned by non-natural persons, such as trusts, corporations, and partnerships are generally subject to current income tax on the income earned inside the contract, unless the non-natural person owns the contract as an agent of a natural person.
Charitable Remainder Trusts
Charitable Remainder Trusts are trusts that meet the requirements of Section 664 of the Code. Non-Qualified Contracts that are issued to Charitable Remainder Trusts will differ from other Non-Qualified Contracts in three respects:
1)
Waiver of sales charges. In addition to any sales load waivers included in the contract, Charitable Remainder Trusts may also withdraw the difference between:
a.
the contract value on the day before the withdrawal; and
b.
the total amount of purchase payments made to the contract (less an adjustment for amounts surrendered).
2)
Contract ownership at annuitization. On the annuitization date, if the contract owner is a Charitable Remainder Trust, the Charitable Remainder Trust will continue to be the contract owner and the annuitant will NOT become the contract owner.
3)
Recipient of death benefit proceeds. With respect to the death benefit proceeds, if the contract owner is a Charitable Remainder Trust, the death benefit is payable to the Charitable Remainder Trust. Any designation in conflict with the Charitable Remainder Trust’s right to the death benefit will be void.
While these provisions are intended to facilitate a Charitable Remainder Trust’s ownership of this contract, the rules governing Charitable Remainder Trusts are numerous and complex. A Charitable Remainder Trust that is considering purchasing this contract should seek the advice of a qualified tax and/or financial professional prior to purchasing the contract. An annuity that has a Charitable Remainder Trust endorsement is not a Charitable Remainder Trust; the endorsement is merely to facilitate ownership of the contract by a Charitable Remainder Trust.
Individual Retirement Annuities (IRAs)
IRAs are contracts that satisfy the provisions of Section 408(b) of the Code, including the following requirements:
•
the contract is not transferable by the owner;
•
the premiums are not fixed;
•
if the contract owner is younger than age 50, the annual premium cannot exceed $5,500; if the contract owner is age 50 or older, the annual premium cannot exceed $6,500 (although rollovers of greater amounts from Qualified Plans, tax sheltered annuities, certain 457 governmental plans, and other IRAs can be received);
•
certain minimum distribution requirements must be satisfied after the owner attains the age of 72 (age 70½ if born prior to July 1, 1949);
•
the entire interest of the owner in the contract is nonforfeitable; and
•
after the death of the owner, additional distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.

Depending on the circumstance of the owner, all or a portion of the contributions made to the account may be deducted for federal income tax purposes.
IRAs may receive rollover contributions from other individual retirement accounts, other individual retirement annuities, tax sheltered annuities, certain 457 governmental plans, and qualified retirement plans (including 401(k) plans).
When the owner of an IRA attains the age of 72 (age 70½ if born prior to July 1, 1949), the IRA owner is required to begin taking certain minimum distributions. In addition, upon the death of the owner of an IRA, the Code imposes mandatory distribution requirements to ensure distribution of the entire contract value within the required statutory period. Due to the Treasury Regulations valuation rules, the amount used to compute the mandatory distributions may exceed the contract value.
Failure to make the mandatory distributions can result in an additional penalty tax of 50% applied against the required minimum distributions not taken.
For further details regarding IRAs, refer to the disclosure statement provided when the IRA was established and the annuity contract’s IRA endorsement.
As used herein, the term "individual retirement plans" shall refer to both individual retirement annuities and individual retirement accounts that are described in Section 408 of the Code.
Roth IRAs
Roth IRA contracts are contracts that satisfy the provisions of Section 408A of the Code, including the following requirements:
•
the contract is not transferable by the owner;
•
the premiums are not fixed;
•
if the contract owner is younger than age 50, the annual premium cannot exceed $5,500; if the contract owner is age 50 or older, the annual premium cannot exceed $6,500 (although rollovers of greater amounts from other Roth IRAs and other individual retirement plans can be received);
•
the entire interest of the owner in the contract is nonforfeitable; and
•
after the death of the owner, certain distribution requirements may be imposed to ensure distribution of the entire balance in the contract within the statutory period of time.
A Roth IRA can receive a rollover from an individual retirement plan or another eligible retirement plan; however, the amount rolled over from the individual retirement plan or other eligible retirement plan to the Roth IRA is required to be included in the owner’s federal gross income at the time of the rollover, and will be subject to federal income tax. However, a rollover or conversion of an amount from an IRA or eligible retirement plan cannot be recharacterized back to an IRA.
For further details regarding Roth IRAs, please refer to the disclosure statement provided when the Roth IRA was established and the annuity contract’s IRA endorsement.
Simplified Employee Pension IRAs (SEP IRA)
A SEP IRA is a written plan established by an employer for the benefit of employees which permits the employer to make contributions to an IRA established for the benefit of each employee.
An employee may make deductible contributions to a SEP IRA subject to the same restrictions and limitations as an IRA. In addition, the employer may make contributions to the SEP IRA, subject to dollar and percentage limitations imposed by both the Code and the written plan.
A SEP IRA plan must satisfy:
•
minimum participation rules;
•
top-heavy contribution rules;
•
nondiscriminatory allocation rules; and
•
requirements regarding a written allocation formula.
In addition, the plan cannot restrict withdrawals of non-elective contributions, and must restrict withdrawals of elective contributions before March 15th of the following year.

When the owner of a SEP IRA attains the age of 72 (age 70½ if born prior to July 1, 1949), the SEP IRA owner is required to begin taking certain minimum distributions. Because of Treasury Regulations valuation rules, the amount used to compute the minimum distributions may exceed the contract value. In addition, upon the death of the owner of a SEP IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period.
Simple IRAs
A Simple IRA is an Individual Retirement Annuity that is funded exclusively by a qualified salary reduction arrangement and satisfies:
•
vesting requirements;
•
participation requirements; and
•
administrative requirements.
The funds contributed to a Simple IRA cannot be commingled with funds in other individual retirement plans or SEP IRAs.
A Simple IRA cannot receive rollover distributions except from another Simple IRA.
When the owner of a Simple IRA attains the age of 72 (age 70½ if born prior to July 1, 1949), the Code requires that certain minimum distributions be made. Because of Treasury Regulations valuation rules, the amount used to compute the minimum distributions may exceed the contract value. In addition, upon the death of the owner of a Simple IRA, mandatory distribution requirements are imposed by the Code to ensure distribution of the entire contract value within the required statutory period.
One-Rollover-Per-Year Limitation
A contract owner can receive a distribution from an IRA and roll it into another IRA within 60 days from the date of the distribution and not have the amount of the distribution included in taxable income. Only one rollover per year from a contract owner’s IRA is allowed. The one year period begins on the date the contract owner receives the IRA distribution, and not on the date the IRA was rolled over.
The one-rollover-per-year limitation as applies in the aggregate to all the IRAs that a taxpayer owns. This means that a contract owner cannot make an IRA rollover distribution if, within the previous one year period, an IRA rollover distribution was taken from any other IRAs owned by the taxpayer. Also, rollovers between an individual’s Roth IRAs would prevent a separate rollover within the 1-year period between the individual’s traditional IRAs within the one-year period, and vice versa.
Direct transfers IRA funds between IRA trustees are not subject to the one rollover per year limitation because such transfers are not considered rollover distributions. Also, a rollover from a traditional IRA to a Roth IRA (a conversion) is not subject to the one roll over per year limitation, and such a rollover is disregarded in applying the one rollover per year limitation to other rollovers.
Investment Only (Qualified Plans)
Contracts that are owned by Qualified Plans are not intended to confer tax benefits on the beneficiaries of the plan; they are used as investment vehicles for the plan. The income tax consequences to the beneficiary of a Qualified Plan are controlled by the operation of the plan, not by operation of the assets in which the plan invests.
Beneficiaries of Qualified Plans should contact their employer and/or trustee of the plan to obtain and review the plan, trust, summary plan description and other documents for the tax and other consequences of being a participant in a Qualified Plan.
Federal Tax Considerations
The tax consequences of purchasing a contract described in this prospectus will depend on:
•
the type of contract purchased;
•
the purposes for which the contract is purchased; and
•
the personal circumstances of individual investors having interests in the contracts.
See Synopsis of the Contracts for a brief description of the various types of contracts and the different purposes for which the contracts may be purchased.

Existing tax rules are subject to change, and may affect individuals differently depending on their situation. Nationwide does not guarantee the tax status of any contracts or any transactions involving the contracts.
If the contract is purchased as an investment of certain retirement plans (such as qualified retirement plans, IRAs, and custodial accounts as described in Sections 401, 408(a), and 403(b)(7) of the Internal Revenue Code), the tax advantages enjoyed by the contract owner and/or annuitant may relate to participation in the plan rather than ownership of the annuity contract. Such plans are permitted to purchase investments other than annuities and retain tax-deferred status.
The following is a brief summary of some of the federal income tax considerations related to the contracts. In addition to the federal income tax, distributions from annuity contracts may be subject to state and local income taxes. The tax rules across all states and localities are not uniform and therefore will not be discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Nothing in this prospectus should be considered to be tax advice. Contract owners and prospective contract owners should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
The Internal Revenue Code sets forth different income tax rules for the following types of annuity contracts:
•
IRAs;
•
SEP IRAs;
•
Simple IRAs;
•
Roth IRAs; and
•
Non-Qualified Contracts.
IRAs, SEP IRAs and Simple IRAs
Distributions from IRAs, SEP IRAs and Simple IRAs are generally taxed when received. If any portion of the amount contributed to the IRA was nondeductible for federal income tax purposes, then a portion of each distribution is excludable from income.
The portion of a distribution that is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non-taxable distributions and total account balances at the time of the distribution. The owner of an IRA, SEP IRA, or Simple IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed nontaxable distributions for all years, and the total balance of all IRAs, SEP IRAs, or Simple IRAs.
If distributions of income from an IRA are made prior to the date that the owner attains the age of 59½ years, the income is subject to an additional penalty tax of 10% unless an exception applies. (For Simple IRAs, the 10% penalty is increased to 25% if the distribution is made during the 2-year period beginning on the date that the individual first participated in the Simple IRA.) The 10% penalty tax can be avoided if the distribution is:
•
made to a beneficiary on or after the death of the owner;
•
attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
•
part of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies); or of the owner and his or her designated beneficiary;
•
used for qualified higher education expenses;
•
used for expenses attributable to the purchase of a home for a qualified first-time buyer
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner’s gross estate for estate tax purposes.
Roth IRAs
Distributions of earnings from Roth IRAs are taxable or non-taxable depending upon whether they are "qualified distributions" or "nonqualified distributions." A "qualified distribution" is one that is made after the Roth IRA has satisfied the five-year rule and meets one of the following requirements:
•
it is made on or after the date on which the contract owner attains age 59½;
•
it is made to a beneficiary (or the contract owner's estate) on or after the death of the contract owner;

•
it is attributable to the contract owner's disability; or
•
it is used for expenses attributable to the purchase of a home for a qualified first-time buyer.
The five-year rule is satisfied if a five-taxable year period has passed. The five taxable-year period begins with the first taxable year in which a contribution is made to any Roth IRA established for the owner.
A qualified distribution is not included in gross income for federal income tax purposes.
A non-qualified distribution is not includable in gross income to the extent that the distribution, when added to all previous distributions, does not exceed the total amount of contributions made to the Roth IRA. Any non-qualified distribution in excess of the total contributions is includable in the contract owner's gross income in the year that is distributed to the contract owner.
Special rules apply for Roth IRAs that have proceeds received from an IRA prior to January 1, 1999, if the owner elected the special four-year income averaging provisions that were in effect for 1998.
If non-qualified distributions of income from a Roth IRA are made prior to the date that the owner attains the age of 59½ years, the income is subject to an additional penalty tax of 10% unless an exception applies. The penalty tax can be avoided if the distribution is:
•
made to a beneficiary on or after the death of the owner;
•
attributable to the owner becoming disabled (as defined in the Internal Revenue Code);
•
part of a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner, or the joint lives (or joint life expectancies) of the owner and his or her designated beneficiary;
•
for qualified higher education expenses; or
•
used for expenses attributable to the purchase of a home for a qualified first-time buyer.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for tax purposes.
Non-Qualified Contracts - Natural Persons as Contract Owners
Generally, the income earned inside a Non-Qualified Annuity Contract that is owned by a natural person is not taxable until it is distributed from the contract.
Distributions before the Annuitization Date are taxable to the contract owner to the extent that the cash value of the contract exceeds the contract owner's investment at the time of the distribution. In general, the investment in the contract is equal to the purchase payments made with after-tax dollars, reduced by any nontaxable distributions. Distributions, for this purpose, include partial surrenders, any portion of the contract that is assigned or pledged; or any portion of the contract that is transferred by gift. For these purposes, a transfer by gift may occur upon annuitization if the contract owner and the annuitant are not the same individual.
With respect to annuity distributions on or after the Annuitization Date, a portion of each annuity payment is excludable from taxable income. The amount excludable is based on the ratio between the contract owner's investment in the contract and the expected return on the contract. Once the entire investment in the contract is recovered, all distributions are fully includable in income. The maximum amount excludable from income is the investment in the contract. If the annuitant dies before the entire investment in the contract has been excluded from income, and as a result of the annuitant's death no more payments are due under the contract, then the unrecovered investment in the contract may be deducted on his or her final tax return.
Commencing after December 31, 2010, the Internal Revenue Code provides that if only a portion of a nonqualified annuity contract is annuitized for either (a) a period of 10 years or greater, or (b) for the life or lives of one or more persons, then the portion of the contract that has been annuitized would be treated as if it were a separate annuity contract. This means that an Annuitization Date can be established for a portion of the annuity contract (rather than requiring the entire contract to be annuitized at once) and the above description of the taxation of annuity distributions after the Annuitization Date would apply to the portion of the contract that has been annuitized. The investment in the contract is required to be allocated pro rata between the portion of the contract that is annuitized and the portion that is not. All other benefits under the contract (e.g., death benefit) would also be reduced pro rata. For example, if 1/3 of the cash value of the contract were to be annuitized, the death benefit would also be reduced by 1/3.

In determining the taxable amount of a distribution that is made prior to the annuitization date, all annuity contracts issued after October 21, 1988 by the same company to the same contract owner during the same calendar year will be treated as one annuity contract.
A special rule applies to distributions from contracts that have investments in the contract that were made prior to August 14, 1982. For those contracts, distributions that are made prior to the Annuitization Date are treated first as the nontaxable recovery of the investment in the contract as of that date. A distribution in excess of the amount of the investment in the contract as of August 14, 1982, will be treated as taxable income.
The Internal Revenue Code imposes a penalty tax if a distribution is made before the contract owner reaches age 59½. The amount of the penalty is 10% of the portion of any distribution that is includable in gross income. The penalty tax does not apply if the distribution is:
•
the result of a contract owner's death;
•
the result of a contract owner's disability (as defined in the Internal Revenue Code);
•
one of a series of substantially equal periodic payments made over the life (or life expectancy) of the contract owner or the joint lives (or joint life expectancies) of the contract owner and the beneficiary selected by the contract owner to receive payment under the annuity payment option selected by the contract owner; or
•
is allocable to an investment in the contract before August 14, 1982.
If the contract owner dies before the contract is completely distributed, the balance will be included in the contract owner's gross estate for estate tax purposes.
Non-Qualified Contracts - Non-Natural Persons as Contract Owners
The previous discussion related to the taxation of Non-Qualified Contracts owned by individuals. Different rules (the so-called "non-natural persons" rules) apply if the contract owner is not a natural person.
Generally, contracts owned by corporations, partnerships, trusts, and similar entities are not treated as annuity contracts under the Internal Revenue Code. Therefore, income earned under a Non-Qualified Contract that is owned by a non-natural person is taxed as ordinary income during the taxable year that it is earned. Taxation is not deferred, even if the income is not distributed out of the contract. The income is taxable as ordinary income, not capital gain.
The non-natural persons rules do not apply to all entity-owned contracts. For purposes of the rule that annuity contracts that are owned by non-natural persons are not treated as annuity contracts for tax purposes, a contract that is owned by a non-natural person as an agent of an individual is treated as owned by the individual. This would cause the contract to be treated as an annuity under the Internal Revenue Code, allowing tax deferral. However, this exception does not apply when the non-natural person is an employer that holds the contract under a non-qualified deferred compensation arrangement for one or more employees.
The non-natural persons rules also do not apply to contracts that are:
•
acquired by the estate of a decedent by reason of the death of the decedent;
•
issued in connection with certain qualified retirement plans and individual retirement plans;
•
purchased by an employer upon the termination of certain qualified retirement plans; or
•
immediate annuities within the meaning of Section 72(u) of the Internal Revenue Code.
If the annuitant, who is the individual treated as owning the contract, dies before the contract is completely distributed, the balance may be included in the annuitant's gross estate for estate tax purposes, depending on the obligations that the non-natural owner may have owed to the annuitant.
Exchanges
As a general rule, federal income tax law treats exchanges of property in the same manner as a sale of the property. However, pursuant to Section 1035 of the Internal Revenue Code, an annuity contract may be exchanged tax-free for another annuity contract, provided that the obligee (the person to whom the annuity obligation is owed) is the same for both contracts. If the exchange includes the receipt of other property, such as cash, in addition to another annuity contract special rules may cause a portion of the transaction to be taxable to the extent of the value of the other property.

IRS Rev. Proc. 2011-38 addresses the income tax consequences of the direct transfer of a portion of the cash value of an annuity contract in exchange for the issuance of a second annuity contract. A direct transfer that satisfies the revenue procedure will be treated as a tax-free exchange under Section 1035 of the Code if, for a period of at least 180 from the date of the direct transfer, there are no distributions or surrenders from either annuity contract involved in the exchange. In addition, the 180 day period will be deemed to have been satisfied with respect to amounts received as an annuity for a period of 10 years or more, or as an annuity for the life of one or more persons. The taxation of distributions (other than distributions described in the immediately preceding sentence) received from either contract within the 180 day period will be determined using general tax principles. For example, they could be treated as taxable "boot" in an otherwise tax-free exchange, or as a distribution from the new contract. Please discuss any tax consequences concerning any contemplated or completed transactions with a professional tax advisor. See, also, Non-Qualified Contracts - Natural Persons as Contract Owners, above.
Additional Medicare Tax
Section 1411 of the Internal Revenue Code imposes a surtax of 3.8% on certain net investment income received by individuals and certain trusts and estates. The surtax is imposed on the lesser of (a) net investment income or (b) the excess of the modified adjusted gross income over a threshold amount. For individuals, the threshold amount is $250,000 (married filing jointly); $125,000 (married filing separately); or $200,000 (other individuals). The threshold for an estate or trust is $7,500.
Modified adjusted gross income is equal to gross income with several modifications. Consult with a qualified tax advisor regarding how to determine modified adjusted gross income for purposes of determining the applicability of the surtax.
Net investment income includes, but is not limited to, interest, dividends, capital gains, rent and royalty income, and income from nonqualified annuities. Net investment income does not include, among other things, distributions from certain qualified plans (such as IRAs, Roth IRAs, and plans described in Internal Revenue Code Sections 401(a), 401(k), 403(a), 403(b) or 457(b)); however, such distributions, to the extent that they are includible in income for federal income tax purposes, are includible in modified adjusted gross income.
Same-Sex Marriages, Domestic Partnership and Other Similar Relationships
The Treasury issued final regulations that address what relationships are considered a marriage for federal tax purposes. The final regulations definition of marriage reflects the United States Supreme Court holdings in Windsor and Obergefell, as well as Rev. Proc. 2017-13.
The final regulations define the terms "spouse", "husband", "wife", and "husband and wife" to be gender neutral so that such terms can apply equally to same sex couples and opposite sex couples. The regulations adopt the "place of celebration" rule to determine marital status for federal tax purposes. Therefore, a marriage of two individuals is recognized for federal tax purposes if the marriage is recognized by a state, possession, or territory of the US in which the marriage was entered into, regardless of the couples place of domicile.
Consistent with Rev. Proc. 2013-17, the final regulations provide that relationships entered into as civil unions, or registered domestic partnerships that is not denominated as marriages under state law are not marriages for federal tax purposes. Therefore, the favorable income-tax deferral options afforded by federal tax law to a married spouse under Code Sections 72 and 401(a)(9) are not available to individuals who have entered into these formal relationships.
Withholding
Pre-death distributions from the contracts are subject to federal income tax. Nationwide will withhold the tax from the distributions unless the contract owner requests otherwise. Under some circumstances, the Code will not permit contract owners to waive withholding. Such circumstances include:
•
if the payee does not provide Nationwide with a taxpayer identification number; or
•
if Nationwide receives notice from the Internal Revenue Service that the taxpayer identification number furnished by the payee is incorrect.
If a contract owner is prohibited from waiving withholding, as described above, the distribution will be subject withholding rates established by Section 3405 of the Internal Revenue Code and is applied against the amount of income that is distributed.

Non-Resident Aliens
Generally, a pre-death distribution from a contract to a non-resident alien is subject to federal income tax at a rate of 30% of the amount of income that is distributed. Nationwide is required to withhold this amount and send it to the Internal Revenue Service. Some distributions to non-resident aliens may be subject to a lower (or no) tax if a treaty applies. In order to obtain the benefits of such a treaty, the non-resident alien must:
1.
provide Nationwide with a properly completed withholding certificate claiming the treaty benefit of a lower tax rate or exemption from tax; and
2.
provide Nationwide with an individual taxpayer identification number.
If the non-resident alien does not meet the above conditions, Nationwide will withhold 30% of income from the distribution.
Another exemption from the 30% withholding is available if the non-resident alien provides Nationwide with sufficient evidence that:
1.
the distribution is connected to the non-resident alien's conduct of business in the United States;
2.
the distribution is includable in the non-resident alien's gross income for United States federal income tax purposes; and
3.
provide Nationwide with a properly completed withholding certificate claiming the exemption.
Note that for the preceding exemption, the distributions would be subject to the same withholding rules that are applicable to payments to United States persons.
This prospectus does not address any tax matters that may arise by reason of application of the laws of a non-resident alien’s country of citizenship and/or country of residence. Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the applicability of laws of those jurisdictions to the purchase or ownership of a contract.
FATCA
Under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as FATCA), distributions from a Contract to a foreign financial institution or to a nonfinancial foreign entity, each as described by FATCA, may be subject to United States tax withholding at a flat rate equal to 30% of the taxable amount of the distribution, irrespective of the status of any beneficial owner of the Contract or of the distribution. Nationwide may require you to provide certain information or documentation (e.g., Form W-9 or Form W-8BEN) to determine its withholding requirements under FATCA.
Federal Estate, Gift, and Generation Skipping Transfer Taxes
The following transfers may be considered a gift for federal gift tax purposes:
•
a transfer of the contract from one contract owner to another; or
•
a distribution to someone other than a contract owner.
Upon the contract owner's death, the value of the contract may subject to estate taxes, even if all or a portion of the value is also subject to federal income taxes.
Section 2612 of the Internal Revenue Code may require Nationwide to determine whether a death benefit or other distribution is a "direct skip" and the amount of the resulting generation skipping transfer tax, if any. A direct skip is when property is transferred to, or a death benefit or other distribution is made to:
a)
an individual who is two or more generations younger than the contract owner; or
b)
certain trusts, as described in Section 2613 of the Internal Revenue Code (generally, trusts that have no beneficiaries who are not two or more generations younger than the contract owner).
If the contract owner is not an individual, then for this purpose only, "contract owner" refers to any person:
•
who would be required to include the contract, death benefit, distribution, or other payment in his or her federal gross estate at his or her death; or
•
who is required to report the transfer of the contract, death benefit, distribution, or other payment for federal gift tax purposes.

If a transfer is a direct skip, Nationwide will deduct the amount of the transfer tax from the death benefit, distribution or other payment, and remit it directly to the Internal Revenue Service.
Charge for Tax
Nationwide is not required to maintain a capital gain reserve liability on Non-Qualified Contracts. If tax laws change requiring a reserve, Nationwide may implement and adjust a tax charge.
Tax Changes
The SECURE Act was enacted on December 20, 2019. The SECURE Act made numerous changes to the Code effective January 1, 2020, including the following:
•
Increasing the age a contract owner must begin RMDs under IRAs and certain qualified plans from age 70½ to age 72.
•
Requiring an individual beneficiary of an inherited IRA and certain qualified plans to withdraw their entire inherited interest within 10 years of the original contract owner’s death.
•
Repealing the 70½ age limitation that prohibited an individual from making an IRA contribution.
State Taxation
The tax rules across the various states and localities are not uniform and therefore are not discussed in this prospectus. Tax rules that may apply to contracts issued in U.S. territories such as Puerto Rico and Guam are also not discussed. Contract owners and prospective contract owners should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
REQUIRED DISTRIBUTIONS
The Internal Revenue Code requires that certain distributions be made from the contracts issued in conjunction with this prospectus. Following is an overview of the required distribution rules applicable to each type of contract. Please consult a qualified tax or financial professional for more specific required distribution information.
Required Distributions - General Information
In general, a beneficiary is an individual or other entity that the contract owner designates to receive death proceeds upon the contract owner's death. The distribution rules in the Internal Revenue Code make a distinction between "beneficiary" and "designated beneficiary" when determining the life expectancy that may be used for payments that are made from IRAs, SEP IRAs, Simple IRAs, and Roth IRAs after the death of the annuitant, or that are made from Non-Qualified Contracts after the death of the contract owner. A designated beneficiary is a natural person who is designated by the contract owner as the beneficiary under the contract. Non-natural beneficiaries (e.g. charities or certain trusts) are not designated beneficiaries for the purpose of required distributions and the life expectancy of such a beneficiary is zero.
Life expectancies and joint life expectancies will be determined in accordance with the relevant guidance provided by the Internal Revenue Service and the Treasury Department, including but not limited to Treasury Regulation 1.72-9 and Treasury Regulation 1.401(a)(9)-9.
Required distributions paid upon the death of the contract owner are paid to the beneficiary or beneficiaries stipulated by the contract owner. How quickly the distributions must be made may be determined with respect to the life expectancies of the beneficiaries. For Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period are those in effect on the date of the contract owner's death. For contracts other than Non-Qualified Contracts, the beneficiaries used in the determination of the distribution period do not have to be determined until September 30th of the year following the contract owner's death. If there is more than one beneficiary, the life expectancy of the beneficiary with the shortest life expectancy is used to determine the distribution period. Any beneficiary that is not a designated beneficiary has a life expectancy of zero.
For IRAs, SEP IRAs, Simple IRAs, Roth IRAs and Tax-Sheltered Annuities, the SECURE Act that was enacted on December 20, 2019 generally eliminated the option to take required minimum distributions over a designated beneficiary’s life expectancy. In the case of a contract owner who dies on or after January 1, 2020, an individual beneficiary under a qualified contract must withdraw the entire balance of the contract by December 31 of the tenth year following the contract owner’s death. There are limited exceptions to this rule and a prospective purchaser contemplating the purchase of the contract should consult a qualified tax advisor.

Required Distributions for Non-Qualified Contracts
Internal Revenue Code Section 72(s) requires Nationwide to make certain distributions when a contract owner dies. The following distributions will be made in accordance with the following requirements:
1)
If any contract owner dies on or after the Annuitization Date and before the entire interest in the contract has been distributed, then the remaining interest must be distributed at least as rapidly as the distribution method in effect on the contract owner's death.
2)
If any contract owner dies before the Annuitization Date, then the entire interest in the contract (consisting of either the death benefit or the Contract Value reduced by charges set forth elsewhere in the contract) will be distributed within 5 years of the contract owner's death, provided however:
a)
any interest payable to or for the benefit of a designated beneficiary may be distributed over the life of the designated beneficiary or over a period not longer than the life expectancy of the designated beneficiary. Payments must begin within one year of the contract owner's death unless otherwise permitted by federal income tax regulations; and
b)
if the designated beneficiary is the surviving spouse of the deceased contract owner, the spouse can choose to become the contract owner instead of receiving a death benefit. Any distributions required under these distribution rules will be made upon that spouse's death.
In the event that the contract owner is not a natural person (e.g., a trust or corporation), for purposes of these distribution provisions:
a)
the death of the annuitant will be treated as the death of a contract owner;
b)
any change of annuitant will be treated as the death of a contract owner; and
c)
in either case, the appropriate distribution will be made upon the death or change, as the case may be.
These distribution provisions do not apply to any contract exempt from Section 72(s) of the Internal Revenue Code by reason of Section 72(s)(5) or any other law or rule.
Required Distributions for IRAs, SEP IRAs, Simple IRAs, and Roth IRAs
Required Distributions During the Life of the Contract Owner
For contract owners who attained the age of 70½ prior to January 1, 2020, distributions from an IRA, SEP IRA or Simple IRA must begin no later than April 1 of the calendar year following the calendar year in which the contract owner reaches age 70½. For contract owners who attain age 70 ½ on or after January 1, 2020, the SECURE Act raised the age that distributions from IRA, SEP IRA, or Simple IRA must begin to age 72. For those contract owners, distributions must begin no later than April 1 of the calendar year following the calendar year in which the contract owner reaches age 72. Distributions may be paid in a lump sum or in substantially equal payments over:
a)
the life of the contract owner or the joint lives of the contract owner and the contract owner's designated beneficiary; or
b)
a period not longer than the period determined under the table in Treasury Regulation 1.401(a)(9)-9, which is the deemed joint life expectancy of the contract owner and a person 10 years younger than the contract owner. If the designated beneficiary is the spouse of the contract owner, the period may not exceed the longer of the period determined under such table or the joint life expectancy of the contract owner and the contract owner's spouse, determined in accordance with Treasury Regulation.
For IRAs, SEP IRAs, and Simple IRAs, required distributions do not have to be withdrawn from this contract if they are being withdrawn from another IRA, SEP IRA, or Simple IRA of the contract owner.
If the contract owner's entire interest in an IRA, SEP IRA, or Simple IRA will be distributed in equal or substantially equal payments over a period described in (a) or (b) above, the payments must begin on or before the required beginning date. The required beginning date is April 1 of the calendar year following the calendar year in which the contract owner reaches age 70½ (age 72 for those contract owners who turn age 72 on or after January 1, 2020). The rules for Roth IRAs do not require distributions to begin during the contract owner's lifetime, therefore, the required beginning date is not applicable to Roth IRAs.

Required Distributions Upon Death of a Contract Owner Before January 1, 2020
Death Before Required Beginning Date
If the contract owner dies before January 1, 2020 and before the required beginning date (in the case of an IRA, SEP IRA, or Simple IRA) or before the entire Contract Value is distributed (in the case of Roth IRAs), any remaining interest in the contract must be distributed by December 31st of the fifth year following the contract owner’s death or over a period exceeding:
(a)
The life or life expectancy of the designated beneficiary, with such life expectancy determined under the tables prescribed by Treasury Regulation 1.401(a)(9)-9. Distributions must begin by the end of the calendar following the year of death.
a.
In the case of a non-spouse designated beneficiary, the life expectancy is determined in the calendar year following the contract owner’s death, with such life expectancy reduced by one for each subsequent calendar year that elapsed from the year the life expectancy was determined.
b.
If a designated beneficiary dies after January 1, 2020, any remaining interest must be distributed by December 31st of the tenth year following the death of the designated beneficiary.
c.
If the sole designated beneficiary is the surviving spouse of the contract owner, then distributions must begin by the later of the calendar year following the year of the contract owner’s death or the end of the calendar year in which the contract owner would have turned 70 ½ (age 72 for those who turn age 70 ½ on or after January 1, 2020).
Death on or after Required Beginning Date
If the contract owner dies before January 1, 2020 and on or after the required beginning date, the interest in the IRA, SEP IRA, or Simple IRA must be distributed at least as rapidly as the distribution method in effect on the contract owner's death. If the designated beneficiary receiving distributions dies after January 1, 2020, any remaining interest must be distributed by December 31st of the tenth year following the death of the designated beneficiary.
Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.
Required Distributions Upon Death of a Contract Owner On or After January 1, 2020
If the contract owner dies on or after January 1, 2020 and the designated beneficiary is not an eligible designated beneficiary as defined under Code Section 401(a)(9), then the entire balance of the contract must be distributed by December 31 of the tenth year following the contract owner’s death. This 10-year post-death distribution period applies regardless of whether the contract owner dies before or after the contract owner’s required beginning date.
In the case of an eligible designated beneficiary, which includes (1) the contract owner’s surviving spouse, (2) a minor child of the contract owner, (3) a disabled individual, (4) a chronically ill individual, or (5) an individual not more than 10 years younger than the contract owner, the entire balance of the contract can be distributed over a period not exceeding the life or life expectancy of the eligible designated beneficiary. The life or life expectancy period is generally determined as described in the Death Before Required Beginning Date section above, provided that distributions begin within one year of death. If an eligible designated beneficiary dies before the entire interest is distributed, the remaining interest must be distributed by December 31st of the tenth year following the eligible designated beneficiary’s death.
A distribution in the form of annuity payments (an annuitization) that began on or after January 1, 2020 while the contract owner was alive may need to be commuted or modified after the contract owner’s death in order to comply with the post-death distribution requirements. However, distributions in the form of annuity payments (an annuitization) that began prior to January 1, 2020, while the contract owner was alive, can continue under that method after the death the contract owner without modification.
In additional, a beneficiary who is not an eligible designated beneficiary or a designated beneficiary must withdraw the entire account balance by December 31st of the fifth year following the contract owner’s death.
Regardless of whether the contract owner dies before or on or after January 1, 2020, a designated beneficiary who is the surviving spouse of the deceased contract owner may choose to become the contract owner. Any distributions required under these distribution rules will be made upon that spouse’s death.
Purchasers and prospective purchasers should consult a financial professional, tax advisor or legal counsel to discuss the taxation and use of the contracts.

If distribution requirements are not met, a penalty tax of 50% is levied on the difference between the amount that should have been distributed for that year and the amount that actually was distributed for that year.
For IRAs, SEP IRAs, and Simple IRAs, all or a portion of each distribution will be included in the recipient's gross income and taxed at ordinary income tax rates. The portion of a distribution that is taxable is based on the ratio between the amount by which non-deductible purchase payments exceed prior non-taxable distributions and total account balances at the time of the distribution. The owner of an IRA, SEP IRA, or Simple IRA must annually report the amount of non-deductible purchase payments, the amount of any distribution, the amount by which non-deductible purchase payments for all years exceed non taxable distributions for all years, and the total balance of all IRAs, SEP IRAs, or Simple IRAs.
Distributions from Roth IRAs may be either taxable or nontaxable, depending upon whether they are "qualified distributions" or "non-qualified distributions."
OTHER INFORMATION
CONTACTING THE SERVICE CENTER
All inquiries, paperwork, information requests, service requests, and transaction requests should be made to the Service Center:
•
By telephone at 1-800-848-6331 (TDD 1-800-238-3035)
•
By mail to P.O. Box 182021, Columbus, Ohio 43218-2021
•
By Internet at www.nationwide.com
Nationwide will use reasonable procedures to confirm that instructions are genuine and will not be liable for following instructions that it reasonably determined to be genuine. Nationwide may record telephone requests. Telephone and computer systems may not always be available. Any telephone system or computer can experience outages or slowdowns for a variety of reasons. The outages or slowdowns could prevent or delay processing. Although Nationwide has taken precautions to support heavy use, it is still possible to incur an outage or delay. To avoid technical difficulties, submit transaction requests by mail.
Nationwide may be required to provide information about the Contract to government regulators. If mandated under applicable law, Nationwide may be required to reject a Purchase Payment and to refuse to process transaction requests under the Contract until instructed otherwise by the appropriate regulator.
DISTRIBUTION
Nationwide Investment Services Corporation ("NISC"), acts as the national distributor of the contracts sold through this prospectus. NISC is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA"). NISC’s address is One Nationwide Plaza, Columbus, Ohio 43215. In Michigan only, NISC refers to Nationwide Investment Svcs. Corporation. NISC is a wholly owned subsidiary of Nationwide.
Contracts sold through this prospectus can be purchased through registered representatives, appointed by Nationwide, of FINRA broker-dealer firms. Nationwide pays broker-dealers compensation for promoting, marketing and selling the contracts it sponsors. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements.
Nationwide does not expect the compensation paid to such broker-dealers (including NISC) to exceed 8% of Purchase Payments (on a present value basis) for sales of the contracts described in this prospectus.
ABOUT NATIONWIDE
Nationwide is a stock life insurance company organized under Ohio law in March 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is a provider of life insurance, annuities and retirement products. It is admitted to do business in all states, the District of Columbia, Guam, the U.S. Virgin Islands, and Puerto Rico.
Nationwide is a member of the Nationwide group of companies. Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies. The Companies were organized under Ohio law in December of 1925 and 1933 respectively. The Companies engage in a general insurance and reinsurance business, except life insurance.

To request additional information about Nationwide, contact the Service Center.
See "Appendix E: Nationwide Life Insurance Company Management’s Discussion & Analysis and Statutory Financial Statements and Supplemental Scheduled".
Nationwide may use the proceeds from this offering for any legitimate corporate purpose.
GENERAL ACCOUNT AND SEPARATE ACCOUNTS
The assets in Nationwide’s general account are chargeable with claims by any of its contract owners and creditors, and are subject to the liabilities arising from any of its businesses. Nationwide’s general account assets do not include the assets in the Index-Linked Annuity Separate Account, an insulated separate account where Nationwide holds assets to support future Index Strategy Earnings. Nationwide’s general account assets also do not include the assets in any other insulated Nationwide separate accounts.
Nationwide exercises sole discretion over the investment of its general account assets, and Nationwide bears the associated investment risk. Contract Owners will not share in the investment experience of Nationwide’s general account assets. Nationwide invests its general account assets in accordance with state insurance law.
The Index-Linked Annuity Separate Account is a non-unitized separate account and is not registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940. Nationwide owns and controls the assets in the Index-Linked Annuity Separate Account and Contract Owners do not have any interest in or claim to the assets in the Index-Linked Annuity Separate Account. Unlike some variable annuities that utilize separate accounts, Contract Owners do not share in the investment performance of the assets in the Index-Linked Annuity Separate Account. The Index-Linked Annuity Separate Account was established under the laws of Ohio. The assets in the Index-Linked Annuity Separate Account are not subject to claims by Nationwide’s creditors or subject to liabilities arising from any of Nationwide’s other businesses.
Nationwide may invest the assets of the Index-Linked Annuity Separate Account in any asset permitted under state law, including hedging instruments such as derivative contracts. Nationwide may move assets between the Index-Linked Annuity Separate Account and the general account. Where permitted by applicable law, Nationwide reserves the right to make certain changes to the structure and operation of the Index-Linked Annuity Separate Account. Nationwide will not make any such changes without receiving any necessary approval of any applicable state insurance department.
EXEMPTION FROM PERIODIC REPORTING
Nationwide is relying on the exemption provided by Rule 12h-7 under the 1934 Act. In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.
STATEMENTS TO CONTRACT OWNERS
Prior to the Annuitization Date, statements will be sent to the Contract Owner’s last known address. Contract Owners should promptly notify the Service Center of any address change.
Nationwide will mail to Contract Owners:
•
statements showing the Contract’s quarterly activity; and
•
confirmation statements showing transactions that affect the Contract’s value.
Contract Owners can receive information from Nationwide faster and reduce the amount of mail they receive by signing up for Nationwide’s eDelivery program. Nationwide will notify Contract Owners by email when important documents (statements, prospectuses and other documents) are ready to view, print, or download from Nationwide’s secure server. To choose this option, go to nationwide.com/login.
Contract Owners should review statements carefully. All errors or corrections must be reported to Nationwide immediately to assure proper crediting to the Contract. Unless Nationwide is notified within 30 days of receipt of the statement, Nationwide will assume statements are correct.

MISTATEMENTS OF AGE OR SEX
If the age or sex of the Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Contingent Annuitant, Beneficiary or Contingent Beneficiary is misstated, all payments and benefits under the Contract will be adjusted. Payments and benefits will be based on the correct age or sex. Proof of age of any of these individuals may be required at any time, in a form satisfactory to Nationwide. When the age or sex of any individual named in the application, including any supplemental applications, has been misstated, the dollar amount of any overpayment will be deducted from the next payment or payments due under the Contract.
The dollar amount of any underpayment made by Nationwide as a result of an age or sex misstatement will be paid in full with the next payment due under the Contract. The dollar amount of any overpayment made by Nationwide as a result of an age or sex misstatement will reduce the next payment due under the Contract, and will continue to reduce subsequent payments under the Contract, until all of the overpayment is recouped. Any adjustment for overpayment or underpayment will include interest charged or credited, as applicable, at the rate required by law, but not exceeding 6%.
EXPERTS
To be filed by a subsequent pre-effective amendment.
LEGAL OPINION
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Nationwide, its authority to issue the contracts under Ohio law, and the validity of the contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.
LEGAL PROCEEDINGS
Nationwide Life Insurance Company
To be filed by a subsequent pre-effective amendment .
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

APPENDIX A: ADDITIONAL INDEX DISCLOSURES
Bloomberg U.S. Corporate Index
Bloomberg®" and Bloomberg U.S. Corporate Index are service marks of Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited ("BISL"), the administrator of the index (collectively, "Bloomberg"), and have been licensed for use for certain purposes by Nationwide Life Insurance Company.
The Products are not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the Financial Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Financial Product(s) particularly. The only relationship of Bloomberg to Nationwide Life Insurance Company is the licensing of certain trademarks, trade names and service marks and of the Bloomberg U.S. Corporate Index, which is determined, composed and calculated by BISL without regard to Nationwide Life Insurance Company or the Financial Product(s). Bloomberg has no obligation to take the needs of Nationwide Life Insurance Company or the owners of the Financial Product(s) into consideration in determining, composing or calculating the Bloomberg U.S. Corporate Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Financial Product(s) to be issued. Bloomberg shall not have any obligation or liability, including, without limitation, to Financial Products customers, in connection with the administration, marketing or trading of the Financial Product(s).
BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY NATIONWIDE LIFE INSURANCE COMPANY, OWNERS OF THE FINANCIAL PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE FINANCIAL PRODUCT OR BLOOMBERG U.S. CORPORATE INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
MSCI EAFE
THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY NATIONWIDE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
Nasdaq-100 Index®
The Product is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product. The Corporations make no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. The Corporations' only relationship to Nationwide Life Insurance Company ("Licensee") is in the licensing of the Nasdaq®, Nasdaq-100 Index®, Nasdaq-100®, NDX® and certain trade names of the Corporations and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product. Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product into consideration in determining, composing or calculating the Nasdaq-100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product.
The Corporations do not guarantee the accuracy and/or uninterrupted calculation of the nasdaq-100 index or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product, or any other person or entity from the use of the nasdaq-100 index or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the nasdaq-100 index or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.
Russell 2000 Index®
The Product has been developed solely by Nationwide Life Insurance Company. The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the "LSE Group"). FTSE Russell is a trading name of certain of the LSE Group companies.
All rights in the Russell 2000 Index® (the "Index") vest in the relevant LSE Group company which owns the Index. "Russell®" and "Russell 2000®" are a trade mark(s) of the relevant LSE Group company and is/are used by any other LSE Group company under license.
The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by Nationwide Life Insurance Company.
S&P 400® Index
The "S&P 400® Index" is a product of S&P Dow Jones Indices LLC or its affiliates ("SPDJI") and has been licensed for use by Nationwide Life Insurance Company ("Nationwide"). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark

Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. It is not possible to invest directly in an index. The Nationwide Defender Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Nationwide Defender Annuity or any member of the public regarding the advisability of investing in securities generally or in the Nationwide Defender Annuity particularly or the ability of the S&P 400 to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 400 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 400 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Nationwide Defender Annuity. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Nationwide Defender Annuity into consideration in determining, composing or calculating the S&P 400. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Nationwide Defender Annuity or the timing of the issuance or sale of the Nationwide Defender Annuity or in the determination or calculation of the equation by which the Nationwide Defender Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Nationwide Defender Annuity. There is no assurance that investment products based on the S&P 400 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 400 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE NATIONWIDE DEFENDER ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 400 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
S&P 500® Index
The "S&P 500® Index" is a product of S&P Dow Jones Indices LLC or its affiliates ("SPDJI") and has been licensed for use by Nationwide Life Insurance Company ("Nationwide"). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. It is not possible to invest directly in an index. The Nationwide Defender Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Nationwide Defender Annuity or any member of the public regarding the advisability of investing in securities generally or in the Nationwide Defender Annuity particularly or the ability of the S&P 500 to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Nationwide Defender Annuity. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Nationwide Defender Annuity into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Nationwide Defender Annuity or the timing of the issuance or sale of the Nationwide Defender Annuity or in the determination or calculation of the equation by which the

Nationwide Defender Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Nationwide Defender Annuity. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE NATIONWIDE DEFENDER ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

APPENDIX B: STATE VARIATIONS
Described below are the variations to certain prospectus disclosures resulting from state law or the instruction provided by state insurance authorities as of the date of this prospectus. Information regarding a state’s requirements does not mean that Nationwide currently offers contracts within that jurisdiction. These variations are subject to change without notice and additional variations may be imposed as required by specific states.
[To be filed by a subsequent pre-effective amendment.]

APPENDIX C: MVA EXAMPLES
Examples
Nationwide calculates the MVA Factor using the following formula:
MVA Factor = MVA Scaling Factor x (A – B) x N/12, where:
A = Initial Market Value Reference Rate
B = Market Value Reference Rate on the date the withdrawal is processed
N = Number of whole months (partial months will be rounded up to the next whole month) remaining in the MVA Period, calculated from the date that the withdrawal is processed
Both examples assume the following:
•
The MVA Scaling Factor is 1.0
•
The Initial Market Value Reference Rate is 3.50%
Example 1:
Assume:
•
The MVA is calculated 13-1/2 months after the Date of Issue
•
The Market Value Reference Rate on that date is 4.00%
Then the MVA Factor is calculated using the following values:
•
A is 3.50%
•
B is 4.00%
•
N is 59 (i.e., there are 58-1/2 months remaining in the MVA Period (72 months – 13-1/2 months), which is rounded up to 59 months)
The MVA Factor on that date is -2.46% (i.e., 1.00 x (3.50% - 4.00%) x 59/12)
In addition, for any MVA applicable to a Fixed Strategy withdrawal, the MVA amount applicable to the Fixed Strategy will never be larger (either positive or negative) than the following calculated immediately prior to the full surrender or partial withdrawal:
M x A, where:
M = MVA Base attributable to the Fixed Strategy / (Fixed Strategy Value – Remaining Free Withdrawal Amount attributable to the Fixed Strategy)
A =
Fixed Strategy Value minus the CDSC applicable to the Fixed Strategy, if any, that would apply on full surrender, minus the Minimum Nonforfeiture Value, but not less than zero
Example 2:
Assume:
•
The MVA is calculated 39 months after the Date of Issue
•
The Market Value Reference Rate on that date is 6.10%
•
The Contract Value is $150,000. The Index Strategy Value is $100,000, while the Fixed Strategy Value is $50,000
•
The Minimum Nonforfeiture Value of the Fixed Strategy is $44,500
•
The Remaining Free Withdrawal Amount is $15,000
Then the MVA Factor is calculated using the following values:
•
A is 3.50%
•
B is 6.10%
•
N is 33 (i.e., there are 33 months remaining in the MVA Period 72 months – 39 months)
•
The CDSC percentage rate 39 months after the Date of Issue is 6%
The MVA Factor on that date is -7.15% (i.e., 1.00 x (3.50% - 6.10%) x 33/12)
Assume the Contract Owner surrenders the Contract in full, meaning $100,000 is withdrawn from the Index Strategy and $50,000 is withdrawn from the Fixed Strategy. The amount of Remaining Free Withdrawal Amount attributable to the Fixed Strategy is therefore $5,000 (i.e., 15,000 * 50,000/150,000)
The limit on the MVA attributable to the Fixed Strategy is equal to:

M x A, where:
M = (50,000 – 5,000) / (50,000 – 5,000) = 1
A =
50,000 – (50,000 – 5,000) * 6% – 44,500 = 2,800
M x A = $2,800
The limit applies both positively and negatively. The MVA attributable to the Fixed Strategy cannot be more than $2,800 or less than -$2,800.
Before applying the limit, the MVA amounts are equal to:
Index Strategy: MVA Base * MVA Factor = (100,000 – 10,000) * -7.15% = -$6,435.00
Fixed Strategy: MVA Base * MVA Factor = (50,000 – 5,000) * -7.15% = -$3,217.50
With the limit, the MVA applicable to the Fixed Strategy cannot be lower than -$2,800. Therefore, the total MVA is -$9,235 (i.e., -6,435 + -2,800).

APPENDIX D: DAILY INDEX STRATEGY EARNINGS PERCENTAGE
The Daily ISE Percentage is calculated using the following formula:
A – B + (t/T) x B, where:
A: A proxy of the fair value, as of the current date, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
B: A proxy of the fair value, as of the first day of the Strategy Term, of the hypothetical derivatives that represents Nationwide’s obligation to provide the Term End ISE Percentage on the Strategy Term End Date
t: Time elapsed since the first day of the Strategy Term, in years
T: Strategy Term length
Proxy Fair Value of the Hypothetical Derivatives
The proxy fair value of the hypothetical derivatives is calculated using an options valuation model called the Black Scholes model. The model uses a variety of market inputs to estimate the derivative’s value on a specific day. See, "Market Inputs" below for detail on the inputs that Nationwide uses.
The valuation of these financial instruments is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these financial instruments is determined solely by Nationwide and may vary from other estimated valuations or the actual selling price of identical financial instruments. Nationwide may, but is not required to, hold actual investments corresponding to the hypothetical derivatives.
For any Business Day when a value needed to calculate the Daily ISE Percentage is unavailable, Nationwide will use the unavailable value’s previous Business Day’s value to calculate the Daily ISE Percentage. If a third party that provides these values later provides a value for a Business Day when the value was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the value provided to Nationwide. This recalculation could result in changes to transactions and Contract Values that occurred when a value was not provided by the third party provider.
Types of Derivatives
Nationwide uses the following derivatives in its fair value methodology:
•
At-the-Money Call (AMC) – an option to buy a position in the Index on the Strategy Term End Date at the strike price of one. On a Term End Date, the AMC’s value is equal to the Index Performance, but no less than 0.
•
Out-of-the-Money Call (OMC) – an option to buy a position in the Index on the Strategy Term End Date at the strike price of (one plus the Cap Rate) or (one plus the Cap+ Rate). On a Term End Date, the OMC’s value is equal to the Index Performance minus the Cap Rate or Cap+ Rate, but no less than 0.
•
Out-of-the-Money Put (OMP) – an option to sell a position in the Index on the Strategy Term End Date at the strike price of (one minus the Buffer). On a Term End Date, the OMP’s value is equal to (zero minus the Buffer) minus the Index Performance, but no less than 0.
The proxy fair value for Cap Strategies is equal to: (Participation Rate x AMC) – OMC – OMP.
The proxy fair value for Cap+ Strategies is equal to: AMC – (1- Participation Rate) x OMC – OMP.
Market Inputs
Nationwide uses the following market inputs to value the derivatives:
•
Index Performance
•
Strike price – the strike price varies by each derivative as follows:
•
For an AMC, the strike price is equal to 1.
•
For an OMC, the strike price is equal to (1 plus the Cap Rate) or (1 plus the Cap+ Rate).
•
For an OMP, the strike price is equal to (1 minus the Buffer).
•
Risk-free Rate – interest rate derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input.

•
Dividend Yield – implied dividend rate for the entire Index derived using option quotes from Bloomberg or another independent third-party financial institution. Linear interpolation is used to derive the rate corresponding to the exact Time Remaining needed for the input.
•
Volatility – implied option volatility using quotes from Bloomberg or another independent third-party financial institution. The quotes may be approximated using observed option prices. Direct sources for implied volatility are generally not available because options in the marketplace do not directly align with the time remaining in the Strategy Term and strike prices for each of the hypothetical derivatives underlying the calculation of Index Strategy Value for each Index Strategy. For each derivative, linear interpolation is used to derive the volatility corresponding to the exact moneyness and Time Remaining needed for the input.
•
Time Remaining – the number of days remaining in the Strategy Term divided by 365.25
Examples
	1-Year Cap	1-Year Cap+	3-Year Cap (uncapped)	6-Year Cap (uncapped)
Strategy Term Start Date
Strategy Term	1	1	3	6
Participation Rate	100%	60%	115%	130%
Cap/Cap+ Rate	23%	15%	N/A	N/A
Buffer	10%	10%	10%	20%

Index Performance	0%	0%	0%	0%
Risk-free Rate	3.0%	3.0%	3.5%	3.5%
Dividend Yield	1.5%	1.5%	1.5%	1.5%
Volatility - AMC	23%	23%	20%	20%
Volatility - OMC	17%	20%	N/A	N/A
Volatility - OMP	26%	26%	22%	25%

Strategy Basis[i]	$1,000	$1,000	$1,000	$1,000
Strategy Value	$1,000	$1,000	$1,000	$1,000

AMC	9.690%	9.690%	15.675%	22.236%
OMC	1.186%	3.385%	0%	0%
OMP	5.042%	5.042%	7.328%	8.352%

Proxy Fair Valueii (B)	3.462%	3.294%	10.698%	20.555%

All Examples Use the Following Time Input
Years Elapsed since Strategy Term start (t)	0.5	0.5	0.5	0.5
Years Remaining in Strategy Term	0.5	0.5	2.5	5.5
Index Performance of -25%, other inputs unchanged
Index Performance	-25%	-25%	-25%	-25%

AMC	0.240%	0.240%	3.322%	8.256%
OMC	0.000%	0.005%	0%	0%

	1-Year Cap	1-Year Cap+	3-Year Cap (uncapped)	6-Year Cap (uncapped)
OMP	15.595%	15.595%	16.621%	14.194%

Proxy Fair Value (A)	-15.356%	-15.358%	-12.801%	-3.461%
Daily ISE Percentageiii (A – B + t/T x B)	-17.087%	-17.005%	-21.716%	-22.303%
Index Strategy Earnings	-$170.87	-$170.05	-$217.16	-$223.03
Strategy Value	$829.13	$829.95	$782.84	$776.97
Index Performance of -5%, other inputs unchanged
Index Performance	-5%	-5%	-5%	-5%

AMC	4.356%	4.356%	11.399%	18.283%
OMC	0.086%	0.666%	0%	0%
OMP	4.262%	4.262%	8.063%	8.966%

Proxy Fair Value	0.008%	-0.172%	5.045%	14.802%
Daily ISE Percentage	-1.723%	-1.819%	-3.870%	-4.041%
Index Strategy Earnings	-$17.23	-$18.19	-$38.70	-$40.41
Strategy Value	$982.77	$981.81	$961.30	$959.59
Index Performance of +25%, other inputs unchanged
Index Performance	25%	25%	25%	25%

AMC	26.173%	26.173%	32.238%	38.803%
OMC	7.428%	13.399%	0%	0%
OMP	0.256%	0.256%	2.430%	4.613%

Proxy Fair Value (A)	18.489%	20.557%	34.644%	45.831%
Daily ISE Percentage (A – B + t/T x B)	16.758%	18.910%	25.729%	26.988%
Index Strategy Earnings	$167.58	$189.10	$257.29	$269.88
Strategy Value	$1,167.58	$1,189.10	$1,257.29	$1,269.88
Index Performance of -5%, Risk-free Rate down 0.50%, other inputs unchanged
Index Performance	-5%	-5%	-5%	-5%
Risk-free Rate	2.50%	2.50%	3.00%	3.00%

AMC	4.270%	4.270%	10.922%	17.293%
OMC	0.081%	0.642%	0%	0%
OMP	4.350%	4.350%	8.524%	9.746%

Proxy Fair Value (A)	-0.161%	-0.337%	4.036%	12.735%
Daily ISE Percentage (A – B + t/T x B)	-1.892%	-1.984%	-4.879%	-6.107%
Index Strategy Earnings	-$18.92	-$19.84	-$48.79	-$61.07

	1-Year Cap	1-Year Cap+	3-Year Cap (uncapped)	6-Year Cap (uncapped)
Strategy Value	$981.08	$980.16	$951.21	$938.93
Index Performance of 0%, dividend up 2%, volatility down 4%, other inputs unchanged
Index Performance	0%	0%	0%	0%
Dividend Yield	3.5%	3.5%	3.5%	3.5%
Volatility - AMC	19%	19%	16%	16%
Volatility - OMC	13%	16%	N/A	N/A
Volatility - OMP	22%	22%	18%	21%

AMC	5.153%	5.153%	9.236%	12.317%
OMC	0.039%	0.595%	0%	0%
OMP	2.209%	2.209%	5.939%	7.637%

Proxy Fair Value (A)	2.904%	2.705%	4.682%	8.374%
Daily ISE Percentage (A – B + t/T x B)	1.173%	1.058%	-4.233%	-10.468%
Index Strategy Earnings	$11.73	$10.58	-$42.33	-$104.68
Strategy Value	$1,011.73	$1,010.58	$957.67	$895.32
i
For the examples, the Index Strategy Basis is not adjusted for the Product Fee.
ii
Proxy fair value equal to, for Cap Strategies, Participation Rate * AMC - OMC - OMP, or, for Cap+ Strategies, AMC - (1-Participation Rate) * OMC – OMP.
iii
Daily ISE Percentage is equal to the proxy fair value minus the starting proxy fair value, plus time elapsed over Strategy Term times the starting proxy fair value.

APPENDIX E: NATIONWIDE LIFE INSURANCE COMPANY MANAGEMENT’S DISCUSSION & ANALYSIS AND STATUTORY FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
[To be filed by a subsequent pre-effective amendment.]

Dealer Prospectus Delivery Obligations
All dealers that effect transactions in these securities are required to deliver a prospectus.
Available Information
The SEC maintains a website (www.sec.gov) that contains the prospectus and other information.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution
The expenses in connection with the issuance and distribution of the contracts are as follows (except for the Securities and Exchange Commission Registration Fee, all amounts shown are estimates):
Securities and Exchange Commission Registration Fee: $220,400
[Additional expenses to be filed by subsequent Pre-Effective Amendment]
Item 14.
Indemnification of Directors and Officers
Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:
•
any threatened, pending or completed civil action, suit or proceeding;
•
any threatened, pending or completed criminal action, suit or proceeding;
•
any threatened, pending or completed administrative action or proceeding;
•
any threatened, pending or completed investigative action or proceeding.
The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law. Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue. Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.
However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.
Item 15.
Recent Sales of Unregistered Securities.
Not Applicable
Item 16.
Exhibits and Financial Statement Schedules
(A)
Exhibits
(1)	Not applicable
(2)
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 31, 2009-filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

(3)	(a)
Amended Articles of Incorporation Nationwide Life Insurance Company-filed previously on October 2,
2008, with Pre-Effective Amendment No. 3 to Form S-1 for Nationwide Life Insurance Company,
Registration No. 333-149613.

(3)	(b)	Nationwide Life Insurance Company Amended and Restated Code of Regulations- filed previously on January 4, 2010, with N-4 Registration No. 333-164125.
(4)	(a)	Individual Annuity Contract- To be filed by subsequent Pre-Effective Amendment.
(4)	(b)	Contract Specification Page - To be filed by subsequent Pre-Effective Amendment.
(4)	(c)	Application - To be filed by subsequent Pre-Effective Amendment.

(4)	(d) Increase in Remaining Free Withdrawal Amount After A Long-Term Care or Terminal Illness or Injury Event Endorsement - To be filed by subsequent Pre-Effective Amendment.
(4)	(e) Cap Index Strategy Endorsement - To be filed by subsequent Pre-Effective Amendment.
(4)	(f) Cap+ Index Strategy Endorsement - To be filed by subsequent Pre-Effective Amendment.
(4)	(g) Market Value Adjustment (MVA) Endorsement - To be filed by subsequent Pre-Effective Amendment.
(4)	(h) Return of Premium Death Benefit Endorsement – To be filed by subsequent Pre-Effective Amendment.
(5)	Opinion Regarding Legality – Attached hereto.
(6)	Not applicable
(7)	Not applicable
(8)	None
(9)	Not applicable
(10a)
Tax Sharing Agreement dated as of January 2, 2009 between Nationwide Life Insurance Company and any corporation that is or may hereafter become a subsidiary of Nationwide Life Insurance Company - filed previously on March 27, 2012 with Post-Effective Amendment No. 17 to Form S-1 for Nationwide Life
Insurance Company, Registration No. 333-49112.

(10b)
Third Amended and Restated Cost Sharing Agreement dated January 1, 2014 by and among Nationwide
Mutual Insurance Company, Nationwide Mutual Fire Insurance Company, and their respective direct and indirect subsidiaries and affiliates – filed previously on March 30, 2020 with Form S-1, Registration No. 333-
237472.

(11)	Not applicable
(12)	Not applicable
(13)	Not applicable
(14)	Not applicable
(15)	Not applicable
(16)	Not applicable
(17)	Not applicable
(18)	Not applicable
(19)	Not applicable
(20)	Not applicable
(21)	Subsidiaries of the Registrant – Attached hereto.
(22)	Not applicable
(23)	(i) Consent of Independent Registered Public Accounting Firm – To be filed by subsequent Pre-Effective Amendment.
(23)	(ii) Consent of Counsel – Attached hereto as Exhibit 5.
(24)	Power of Attorney – Attached hereto.
(25)	Not applicable
(26)	Not applicable
(27)	Not applicable
(101.INS)	Not applicable
(101.SCH)	Not applicable
(101.CAL)	Not applicable
(101.DEF)	Not applicable
(101.LAB)	Not applicable
(101.PRE)	Not applicable
(107)	Filing Fee Table – Attached hereto
(B)
Financial Statement Schedules
All required financial statement schedules of Nationwide Life Insurance Company will be included in Part I of this registration statement in a subsequent Pre-Effective Amendment.

Item 17.
Undertakings
The undersigned registrant hereby undertakes:
(A)
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(b)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(d)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
As required by the Securities Act of 1933, the Registrant certifies that it has caused this Registration Statement to be signed by the undersigned, duly authorized, in the City of Columbus, and State of Ohio, on October 11, 2022.
NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)
By: /s/ JAMIE RUFF CASTO
Jamie Ruff Casto Attorney-in-Fact
As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on October 11, 2022.
JOHN L. CARTER
John L. Carter, President and Chief Operating Officer and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Executive Vice President and Director
ERIC S. HENDERSON
Eric S. Henderson, Senior Vice President-Nationwide Annuity and Director
STEVEN A. GINNAN
Steven A. Ginnan, Senior Vice President-Chief Financial Officer-Nationwide Financial and Director
HOLLY R. SNYDER
Holly R. Snyder, Senior Vice President-Nationwide Life and Director
KIRT A. WALKER
Director
By /s/ Jamie Ruff Casto
Jamie Ruff Casto Attorney-in-Fact